                                                                  CONFORMED COPY

                            Dated 15th December, 1998







                                    EMAP PLC

                        AS BORROWER, PARENT AND GUARANTOR
                        THE LENDERS LISTED IN SCHEDULE 1

                                BARCLAYS CAPITAL

                          DEN DANSKE BANK AKTIESELSKAB
                             DEUTSCHE BANK AG LONDON
                                  AS ARRANGERS

                                BARCLAYS BANK PLC

                                    AS AGENT

                     ---------------------------------------

                                 LOAN AGREEMENT

      POUND STERLING 325,000,000 MULTI-CURRENCY STERLING REVOlving Credit,

    STERLING BILL ACCEPTANCE AND U.S.$880,000,000 DOLLAR TERM LOAN FACILITIES
                     ---------------------------------------





For EMAP plc                                   For the Lenders

SLAUGHTER AND MAY                              ALLEN & OVERY
35 BASINGHALL STREET                        ONE NEW CHANGE
LONDON  EC2V 5DB                            LONDON  EC4M 9QQ

                                    CONTENTS

CLAUSE                                                                      PAGE


1. INTERPRETATION                                                             1

2. THE FACILITIES                                                            19

3. THE BORROWERS                                                             20

4. THE LENDERS                                                               21

5. FEES AND EXPENSES                                                         22

6. CANCELLATION                                                              22

7. ADVANCE OF FUNDS                                                          23

8. CURRENCY OPTIONS FOR ADVANCES                                             27

9. INTEREST ON ADVANCES                                                      29

10. REPAYMENT OF ADVANCES                                                    31

11. PREPAYMENT OF ADVANCES                                                   31

12. ACCEPTANCE FACILITY                                                      33

13. MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES                         37

14. CHANGES OF CIRCUMSTANCES                                                 39

15. PAYMENTS                                                                 44

16. LATE PAYMENT                                                             47

17. SHARING AMONG LENDERS                                                    47

18. GUARANTEE                                                                49

19. GUARANTOR'S INDEMNITY                                                    52

20. RELEASE OF GUARANTORS                                                    52

21. REPRESENTATIONS                                                          52

22. INFORMATION COVENANTS                                                    55

23. FINANCIAL COVENANTS                                                      55

24. GENERAL COVENANTS                                                        56

25. EVENTS OF DEFAULT                                                        59

26. EVIDENCE AND CERTIFICATES                                                63

27. NOTICES                                                                  63

28. ASSIGNMENT                                                               64

29. ADDITIONAL BORROWERS                                                     68

30. WAIVERS AND AMENDMENTS                                                   69

31. THE AGENT, THE ARRANGERS AND THE LENDERS                                 70

32. MISCELLANEOUS                                                            74

33. LANGUAGE                                                                 76

34. JURISDICTION                                                             77

35. LAW                                                                      77

SCHEDULE 1 LENDERS AND COMMITMENTS                                           79

SCHEDULE 2 CONDITIONS PRECEDENT                                              80

SCHEDULE 3 FORM OF ADVANCE REQUEST                                           83

SCHEDULE 4 FORM OF ACCEPTANCE UTILISATION REQUEST                            85

SCHEDULE 5 FORM OF ADDITIONAL BORROWER AGREEMENT                             87

SCHEDULE 6 FORM OF ADDITIONAL GUARANTOR AGREEMENT                            88

SCHEDULE 7 FORM OF POWER OF ATTORNEY                                         92

SCHEDULE 8 FORM OF BILL OF EXCHANGE                                          94

SCHEDULE 9 COSTS RATE                                                        96

SCHEDULE 10 FORM OF LEGAL OPINION FROM ARRANGERS' ADVISER                    98

SCHEDULE 11 FORM OF COMPLIANCE CERTIFICATE                                  101

SCHEDULE 12 NOVATION CERTIFICATE                                            103

SCHEDULE 13 TIMETABLES                                                      104

SIGNATURES                                                                  107

THIS AGREEMENT is made the 15th day of December, 1998 BETWEEN:

         1. EMAP PLC, a company incorporated in England (number 43580), of 1 Lincoln Court, Lincoln Road, Peterborough PE1 2RF as borrower, parent and guarantor;

         2. THE LENDERS listed in Schedule 1, as lenders;

         3. BARCLAYS BANK PLC, as agent; and

         4. BARCLAYS CAPITAL, DEN DANSKE BANK AKTIESELSKAB and
            DEUTSCHE BANK AG LONDON, as arrangers.

BACKGROUND

At the request of the Parent, the Lenders are willing to provide facilities to any Borrower on the terms of this Agreement. The facilities comprise a pound sterling 325,000,000 Multi- currency revolving credit facility, incorporating a revolving sterling bill acceptance facility and a $880,000,000 multi-currency term loan facility. The facilities are to be guaranteed by the Guarantors.

The parties agree as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCEPTANCE COMMISSION RATE" means the rate equal to the Applicable Margin that would have been applicable to any Advance made on the relevant Acceptance Utilisation Date. Acceptance Commission Rate is calculated on the aggregate amount of Bills for the period from that Acceptance Utilisation Date to the maturity date of such Bills on the basis of a 365-day year and the actual number of days in such period.

         "ACCEPTANCE UTILISATION" means a utilisation by a Borrower of the Bill Acceptance Facility.

         "ACCEPTANCE UTILISATION DATE" means the date, or proposed date, of a utilisation of the Bill Acceptance Facility.

         "ACCEPTANCE UTILISATION REQUEST" means a request signed by one Authorised Signatory of the Parent or a relevant Nominated Borrower to utilise the Bill Acceptance Facility, substantially in the form set out in Schedule 4.

         "ADDITIONAL BORROWER AGREEMENT" means an agreement in the form set out in Schedule 5 with such amendments as the Agent may reasonably require.

         "ADDITIONAL GUARANTOR AGREEMENT" means an agreement in the form set out in Schedule 6 with such amendments as the Agent may reasonably require.

         "ADVANCE" means a Revolving Advance or a Term Advance.

         "ADVANCE DATE" means the date, or proposed date, of an Advance.

         "ADVANCE REQUEST" means a request signed by one Authorised Signatory of the Parent or a relevant Nominated Borrower for an Advance, substantially in the form set out in Schedule 3.

         "AFFILIATE", in relation to any person, means a Subsidiary of that person, a Holding Company of that person or another Subsidiary of that Holding Company.

         "AGENT" means Barclays Bank PLC in its capacity as agent for the Lenders, acting through its office at 5 The North Colonnade, Canary Wharf, London E14 4BB or any other office which it may notify to the Parent and the Lenders. If there is a change of Agent in accordance with Clause 31.9, "AGENT" will instead mean the new Agent appointed under that Clause.

         "APPLICABLE MARGIN" shall have the meaning given in Clause 9.6.

         "ARRANGERS" means Barclays Capital, Den Danske Bank Aktieselskab and Deutsche Bank AG London in their capacity as arrangers of the Facilities.

         "AMORTISATION DATE" means each date for the repayment of an instalment of the Term Loan.

         "AUTHORISED SIGNATORY" means any person authorised to sign documents on behalf of any Obligor by virtue of a resolution of the directors (or, in the case of the Parent, a resolution of the Treasury Committee ) of that party, a certified copy of which has been delivered to the Agent. A person will cease to be an Authorised Signatory upon notice by the appointing party to the Agent.

         "AVAILABLE COMMITMENT" means the amount of a Lender's Commitment which is available to a Borrower. On any day it is the Lender's Commitment on that day less that Lender's participation in all Advances and Bills outstanding at such time in respect of the Facilities. Participations in Term Advances in a currency other than dollars will be taken at their Original Dollar Amount. Participations in Revolving
         Advances in a currency other than sterling will be taken at their Original Sterling Amount.

         "AVAILABLE RELEVANT COMMITMENT" means, in respect of a Facility, the Available Commitment.

         "BILL" means a sterling bill of exchange accepted, or to be accepted, under the Bill Acceptance Facility.

         "BILL ACCEPTANCE FACILITY" means the revolving sterling bill acceptance facility referred to in Clause 2.1(A), the terms of which are set out in this Agreement.

         "BORROWED MONIES INDEBTEDNESS" of any person means, without double counting:

         (A) the principal amount of all indebtedness of that person for borrowed money,

         (B) the principal amount of all indebtedness under any acceptance credit opened on behalf of that person, or in relation to any letter of credit issued for the account of that person,

         (C) the aggregate principal amount advanced under any bills of exchange for which that person is liable,

         (D) the principal amount of all indebtedness of that person under any bond, debenture, note or similar instrument,

         (E) the nominal value of share capital in that person to the extent that such share capital is redeemable prior to the date falling two years after the Maturity Date,

         (F) the net termination value of currency hedging transactions which have the commercial effect of converting Borrowed Monies Indebtedness or Cash Investments from one currency to another currency,

         (G) all payment obligations of that person under any finance lease or deferred purchase price of assets where such deferral was for the purpose of procuring financial accommodation,

         (H) the face amount of any receivables sold or discounted (other than on a non recourse basis),

         (I) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other agreement in respect of any Borrowed Monies Indebtedness of any other person, and

         (J) any transaction having the commercial effect of a borrowing and classified as a borrowing for the purpose of GAAP;

         all determined in accordance with GAAP but excluding Borrowed Monies Indebtedness and indebtedness incurred by the Parent to any of its Subsidiaries or Subsidiary Undertakings or by any of its Subsidiaries or Subsidiary Undertakings to any member of the Group.

         In the case of Borrowed Monies Indebtedness in currencies other than sterling, the relevant amount shall be the sterling equivalent thereof on the relevant date.

         "BORROWERS" means each of the Parent and any Nominated Borrower and a "BORROWER" means any one of them.

         "BREAKAGE AMOUNT" means in relation to a Lender's participation in an Advance an amount equal to the (a) principal of that Lender's participation in that Advance plus (b) interest accrued on the Advance (or relevant part thereof) to the Repayment Date(s) of the Advance (or, in the case of a Term Advance, the last day of the then current Interest Period of that Term Advance) discounted at such normal commercial rates applicable at the time notice of prepayment is given by the Borrower for deposits of an amount and currency equal to the Advance plus interest accrued thereon (or relevant part thereof) for the period from the time of prepayment to the Repayment Date(s) of the Advance (or, in the case of a Term Advance, the last day of the then current Interest Period of that Term Advance) as the relevant Lender may reasonably determine.

         "BRIDGING FACILITY" means the Bridging Loan Facility of even date herewith between the Parent and the financial institutions named therein.

         "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks are open for general interbank business in London and, if a payment in dollars is required, in New York, and, if a payment in an Optional Currency is required (other than sterling or dollars), in the principal financial centre of the country of that Optional
         Currency, and if a payment in euros is required, means a day on which TARGET is operating.

         "CASH INVESTMENTS" means:

                  (a) cash (including cash with banks);

                  (b) bank deposits maturing within 12 months and money at call with banks provided in each case that such banks have debt securities outstanding with ratings at least as high as those specified in item (d) below;

                  (c) amounts maturing within 12 months represented by
                      certificates of deposit and for tax deposit made with the Inland Revenue; and

                  (d) the market value of debt securities (1) for which a
                      recognised market exists, (2) in respect of which a price is ascertainable, (3) which have a maturity of up to 12 months, (4) which are not encumbered in any way and (5) which have either (i) a short term rating of at least 'A1' from Standard & Poors or IBCA or 'P1' from Moodys or (ii) a long term rating of at least 'A-' from Standard & Poors or IBCA or 'A3' from Moodys or (iii) equivalent long or short term ratings from other recognised rating agencies, of the Group which are held in, or freely transferable back to, the United Kingdom and readily available.

         "CLEAN-UP DATE" means the date falling 90 days from the Unconditional Date except for the purpose of Clause 21.1(J) and Clause 24.1(I) when it means a date falling 180 days from the Unconditional Date.

         "CODE" means, on any date, the United States Internal Revenue Code of 1986, as amended and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

         "COMMITMENT" means in relation to a Lender the aggregate of the Revolving Credit Commitment and the Term Loan Commitment of that Lender.

         "COMMITMENT EXPIRY DATE" means the date falling 150 days after the date of this Agreement.

         "CONSOLIDATED EARNINGS BEFORE INTEREST AND TAX" means the consolidated earnings of the Group attributable to the specified period before exceptional and extraordinary items (which will include acquisition restructuring costs), the amortisation of goodwill, taxation, minority interests, interest payable and receivable and any element attributable to interest comprised in payments to lessors (or from lessees) under finance leases or to hirers (or from customers) under hire-purchase agreements all determined in accordance with GAAP. For the purpose of Clause 23(B), adjustments shall be made for the pro forma effect of any disposal or acquisition during the relevant period.

         "CONSOLIDATED NET INTEREST PAYABLE" means the amount (if any) by which the aggregate of all amounts of interest and equivalent financial expenses of the Group, calculated on a consolidated basis, attributable to the specified period (whether payable in that period or a subsequent period) including (without affecting the generality of the foregoing) any discount, fees and any element attributable to finance charges comprised in payments to lessors under finance leases or to hirers under hire-purchase agreements exceeds the aggregate of all amounts of interest accrued (excluding, in each case, interest payable between members of the Group) to the Group, calculated on a consolidated basis, attributable to such period (whether payable in that period or a subsequent period) including (without affecting the generality of the foregoing) any discount, fees and any element attributable to finance charges comprised in payments from lessees under finance leases or from customers under hire-purchase agreements all determined in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means the aggregate of the amounts paid-up or credited as paid-up on the Parent's issued share capital and the amount of the consolidated capital and revenue reserves of the Group (including any share premium account, capital redemption reserve and any credit balance on the consolidated profit and loss account of the Group) all as shown by the consolidated balance sheet and consolidated profit and loss account of the Group as at the date of the Latest Annual Accounts, but after adjusting for GAAP and after:

                  (a) deducting any debit balance on such consolidated profit and loss account;

                  (b) deducting goodwill (including goodwill arising on
                      consolidation) and other intangible assets but excluding from such deduction any goodwill arising on acquisitions after 31st March, 1998 and all acquired publishing rights, titles, exhibitions and licences;
                  (c) deducting all amounts attributable to minority interests in the Parent's Subsidiaries and Subsidiary Undertakings;

                  (d) deducting any sums set aside for taxation (other than
                      deferred taxation) to the extent that such sums are not provided for therein;

                  (e) deducting any amounts distributed or proposed to be
                      distributed (except to any member of the Group by any of the Parent's Subsidiaries or Subsidiary Undertakings) out of profits accrued prior to the date of such consolidated balance sheet, to the extent that such distribution is not provided for therein;

                  (f) making such adjustments during any financial year as may be appropriate to reflect any addition to the Parent's share capital since the date of such Latest Annual Accounts. For these purposes, any unissued shares in the Parent which have been unconditionally underwritten at the date of the determination and scheduled to be issued within 60 days will be treated as having been issued; and

                  (g) deducting any amounts attributable to upward revaluation of any assets after 31st March, 1998 other than as a result of a bona fide revaluation of such assets,

         all determined in accordance with GAAP.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower are treated as a single employer under Section 414 of the Code.

         "COSTS RATE" means a rate per annum determined by the Agent and notified to the Parent and, where appropriate, the Nominated Borrower. This rate will be applied to an outstanding amount for a particular period. It will be calculated in accordance with Schedule 9.

         "DOLLAR EQUIVALENT AMOUNT" means the amount in an Optional Currency (other than dollars) equivalent to a specified amount in dollars. The "DOLLAR EQUIVALENT AMOUNT" will be calculated using the Exchange Rate applicable to the date on which the amount in the Optional Currency is to be or was advanced.

         "EURO" OR "E" means the currency introduced in the Third Stage.

         "ELIGIBLE BANK" means, at any time, a bank whose acceptance of a bill of exchange would, if such bill of exchange were otherwise eligible, make such bill of exchange eligible for re-discount at the Bank of England.

         "ELIGIBLE BILL" means a sterling bill of exchange eligible for re-discount at the Bank of England.

         "ELIGIBLE BILL DISCOUNT RATE" means a discount rate per annum determined by the Agent and notified to the Parent and, where appropriate, the Nominated Borrower. This rate will be applied to the face amount of a Bill for the Tenor of that Bill to determine the amount payable to the Parent or Nominated Borrower in respect of that Bill. It will be based on the rate (as determined by the Agent) at which Eligible Bills of a comparable tenor and face amount could be discounted in the London discount market on the Acceptance Utilisation Date on which that Bill is accepted. The rate notified will be the rate as at the Prescribed Time on the Acceptance Utilisation Date. The Agent will calculate the aggregate of:

         (A) this rate; and

         (B) the Applicable Margin.

         "ENCUMBRANCE" means any mortgage, charge, pledge or lien or security interest or any other arrangement having the effect of conferring security, including, without limitation, retention of title arrangements.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute of similar import, together with any rule or regulation issued thereunder.

         "EVENT OF DEFAULT" has the meaning given in Clause 25.1.

         "EXCHANGE RATE" means the Agent's spot rate of exchange for converting an amount in sterling into dollars, or an amount in sterling or dollars into an amount in another Optional Currency, or vice versa.

         "FACILITIES" means the Revolving Credit Facility and the Term Loan Facility and "FACILITY" means either one of them.

         "FINANCIAL INDEBTEDNESS" means (without double-counting) any indebtedness in respect of:

         (a) borrowed money;

         (b) any bond, debenture, note or similar instrument;

         (c) any acceptance credit;

         (d) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment was arranged primarily as a method of raising finance or financing the acquisition of that asset;




         (e) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (f) receivables sold or discounted (other than on a non-recourse basis);

         (g) any amount raised under any other transaction having the commercial effect of borrowing money and classified as a borrowing for GAAP;

         (h) any currency or interest rate swap or forward exchange contract, floor, cap or collar arrangement or other derivative instrument, and the amount of indebtedness in respect of the transaction will be the net exposure (meaning the amount payable by the party liable thereunder on termination or closing out of such arrangements as determined on a mark to market basis) of the relevant member of the Group; and

         (i) any guarantee, indemnity or similar assurance against financial loss of any person.

         "GAAP" means accounting principles generally accepted and adopted in the United Kingdom as at 31st March, 1998.

         "GROUP" means the Parent, its Subsidiaries and Subsidiary Undertakings.

         "GUARANTEE" means a guarantee of amounts due under this Agreement given in accordance with Clause 18.

         "GUARANTORS" means each member of the Group which has executed and delivered an Additional Guarantor Agreement in accordance with Clause
         18.11 and "GUARANTOR" means any one of them.

         "HOLDING COMPANY" has the meaning described in section 736 of the Companies Act 1985.

         "INFORMATION MEMORANDUM" means an information memorandum prepared by or on behalf of the Parent for the purposes of general syndication of the Facilities.

         "INSTRUCTING GROUP" means, at any time, Lenders:

         (a) whose participation in the Loan then outstanding and whose undrawn uncancelled Commitments aggregate more than 66 2/3 per cent. of the aggregate of the Loan and Uncancelled Facility Amount; or

         (b) if there is no Loan then outstanding, whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments; or

         (c) if there is no Loan then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

                          For the purposes of any calculation:


         (a) Advances shall be taken at their Original Sterling Amount or Original Dollar Amount, as appropriate; and

         (b) the Original Dollar Amount of the Term Advances will be notionally converted into sterling at the Exchange Rate determined by the Agent on the day of calculation.

         For so long as the original Lenders are the only Lenders references in this definition to "66 2/3" will be deleted and replaced by "100".

         "INTEREST PERIOD" means each period determined in accordance with Clause 9.

         "LATEST ANNUAL ACCOUNTS" means the annual audited consolidated accounts of the Parent most recently submitted to the Agent pursuant to Clause 22(A) or, prior to the submission of any such accounts, such accounts for the year ended 31st March, 1998.

         "LENDER" means a lender listed in Schedule 1 acting through the office appearing under its name on the signature pages or any other office which it may notify to the Agent by not less than five Business Days' notice. A Lender which acquires an interest in these Facilities by way of assignment, novation or transfer will become a "LENDER" and will act through its office notified to the Agent or such other as it may notify to the Agent by not less than 5 Business Days' notice. The expression also includes a successor in title to a Lender.

         "LIBOR" means in relation to any Advance or unpaid sum, on any day, the rate per annum determined by the Agent to be equal to:-


         (i) the rate per annum quoted at or about 11.00 a.m. on the Quotation Date for such period on that page of the Telerate Screen which displays British Bankers Association Interest Settlement Rates for deposits in the relevant currency for such period or, if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for such currency as the Agent, after consultation with the Parent, shall select, provided that, if no such rate appears on the relevant page for deposits in the specified currency and/or of the specified term, LIBOR shall be determined in accordance with the provisions of paragraph (ii) below; or

         (ii) in any other case, (including any case where the proviso to paragraph (i) above applies) the arithmetic mean (rounded upwards to four decimal places) of the respective rates per annum notified to the Agent by the Reference Banks as the rate at which it is offering deposits in the specified currency for the specified term to prime banks in the London Interbank Market at or about 11.00 a.m. on the Quotation Date for such period, and, for the purpose of this definition, "SPECIFIED CURRENCY" means the currency of such Advance or, as the case may be, unpaid sum, and "SPECIFIED TERM" means the term of such Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum.

         "LOAN" means the aggregate of the principal amount borrowed and not repaid under the Facilities and the aggregate face amount of outstanding Bills.


         "MATERIAL ADVERSE EFFECT" means any matter having a material adverse effect on the ability of the Obligors taken as a whole to comply with their payment obligations under this Agreement or the ability of the Parent to comply with its obligations under Clause 23.

         "MATERIAL SUBSIDIARY" means any Subsidiary or Subsidiary Undertaking of the Parent whose gross assets, net worth or earnings before interest and tax (as determined in accordance with GAAP) exceeds 5 per cent. of the consolidated gross assets of the Group (determined in accordance with GAAP), the Consolidated Net Worth or, as the case may be, the Consolidated Earnings Before Interest and Tax.

         "MATURITY DATE" means the fifth anniversary of the date of this Agreement.

         "NET CONSOLIDATED BORROWINGS" means the aggregate of the amount of Borrowed Monies Indebtedness less Cash Investments.

         "NOMINATED BORROWER" means any Subsidiary or Subsidiary Undertaking of the Parent from time to time which has been nominated by the Parent as a borrower under this Agreement.

         "OBLIGOR" means the Parent, any Borrower and any Guarantor.

         "OFFER" means the tender offer for the Petersen Shares made or to be made by the Parent (or on its behalf) as such offer may from time to time be amended, extended, added to, revised, renewed or waived.

         "OFFER DOCUMENT" means the documents to be sent by or on behalf of the Parent to shareholders in Petersen in respect of the Offer.

         "OFFER PERIOD" means the period from the date hereof until the earlier of (i) the day which falls 150 days after the date of this Agreement and (ii) the date on which the Offer lapses or is withdrawn.

         "OPTIONAL CURRENCY" means (i) in relation to the Revolving Credit Facility, dollars and, following the start of the Third Stage, euros and any other currency (other than sterling) which is freely transferable and freely convertible into sterling and (ii) in relation to the Term Loan Facility, sterling and, following the start of the Third Stage, euros and any currency (other than dollars) which is freely transferable and freely convertible into dollars.

         "ORIGINAL DOLLAR AMOUNT" means the dollar equivalent of an amount in an Optional Currency (other than dollars). The "ORIGINAL DOLLAR AMOUNT" will be calculated using the Exchange Rate applicable to the date three Business Days prior to the date on which the amount in the Optional Currency was advanced.

         "ORIGINAL STERLING AMOUNT" means the sterling equivalent of an amount in an Optional Currency (other than sterling). The "ORIGINAL STERLING AMOUNT" will be calculated using the Exchange Rate applicable to the date three Business Days prior to the date on which the amount in the Optional Currency was advanced.

         "PARENT" means EMAP plc, the first party to this Agreement.


         "PARTICIPATING MEMBER STATE" means any member state of the European Union which adopts the euro in accordance with the Treaty establishing the European Community.

         "PARTY" means a party to this Agreement.

         "PERMITTED ENCUMBRANCE" means:

         (a) liens arising solely by operation of law or in the ordinary course of business and any agreement for retention of title to goods arising in the ordinary course of business;

         (b) rights of set-off arising by operation of law or in the ordinary course of trade or under pooling and netting arrangements entered into by a member of the Group with banks and other financial institutions in the ordinary course of its business;

         (c) all Encumbrances in existence at the date hereof and notified to the Agent prior to the date of this Agreement provided that the principal amount thereby secured has not been increased since the date of this Agreement;

         (d) all Encumbrances over or affecting any property where such property is acquired by any member of the Group after the date of this Agreement, but only if (i) such Encumbrance was not created in contemplation of such acquisition and (ii) the principal amount thereby secured has not been increased in contemplation of, or since the date of, such acquisition;

         (e) all Encumbrances over or affecting any property of any company or other legal entity which becomes a Subsidiary or Subsidiary Undertaking of the Parent after the date hereof, where such Encumbrance is created prior to the date on which such company or other legal entity becomes a Subsidiary or Subsidiary Undertaking of the Parent but only if (i) such Encumbrance was not created in contemplation of such company or legal entity becoming a Subsidiary or Subsidiary Undertaking of the Parent and (ii) the principal amount thereby secured has not been increased in contemplation of, or since the date of, such company or other legal entity becoming a Subsidiary or Subsidiary Undertaking of the Parent;

         (f) any Encumbrance which the Agent (acting on the instructions of the Instructing Group) has at any time agreed shall be a Permitted Encumbrance;

         (g) any Encumbrance the principal amount secured by which does not exceed 10 per cent. of the Consolidated Net Worth at the time of vesting created over an asset within 30 days of the acquisition thereof for the purpose of securing indebtedness incurred to acquire and/or develop such asset;

         (h) any Encumbrance securing Borrowed Monies Indebtedness incurred by a member of the Group for the financing of a specific project or projects where no other member of the Group has any liability, actual or contingent, in any way related to such Borrowed Monies Indebtedness. This exception will, however, only apply if the Encumbrance is created on an asset of the relevant project and remains confined to that asset;

         (i) any Encumbrance arising pursuant to an order of attachment, distraint, garnishee or injunction restraining disposal of assets or similar legal process (in respect of assets having a value, in aggregate, of not more than pound sterling 5,000,000) arising in connection with court proceedings being contested by the relevant member of the Group in good faith with a reasonable prospect of success, provided that when aggregated with the amount of all the assets secured by all other Encumbrances falling within this paragraph (i) the aggregate amount does not exceed 10 per cent. of the Consolidated Net Worth;

         (j) any Encumbrance (the "REPLACEMENT ENCUMBRANCE") created to replace or renew or in substitution for any Encumbrance (the "OLD ENCUMBRANCE") granted by a member of the Group referred to in paragraph (d) or (e) above (whether upon a refinancing or otherwise) where the Replacement Encumbrance is granted in respect of the same asset as the Old Encumbrance and does not secure an amount in excess of the amount secured on the Old Encumbrance; and

         (k) any Encumbrance (not falling within paragraphs (a) to (j) above) the principal amount secured by which, when aggregated with the principal amount secured by all other Encumbrances falling within this paragraph (k), does not exceed 10 per cent. of the Consolidated Net Worth.

         "PETERSEN" means The Petersen Companies, Inc.

         "PETERSEN GROUP" means Petersen and its Subsidiaries and Subsidiary Undertakings.

         "PETERSEN SHARES" means the existing issued and fully paid-up shares in Petersen and any further shares in Petersen allotted or issued after the date hereof (including, for the avoidance of doubt, both shares allotted or issued as a result of the exercise of options granted under any share schemes existing in respect of shares in Petersen and such options themselves).

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which a Borrower or Guarantor or any member of the Controlled Group has any obligation to contribute.

         "POTENTIAL EVENT OF DEFAULT" means an event or state of affairs which is mentioned in Clause 25.1 but which has not become an Event of Default because a period has not elapsed and/or a notice has not been given.

         "PRESCRIBED TIME" means the times for certain actions under this Agreement as set out in Schedule 13.

         "PRESS RELEASE" means the press release issued by the Parent or on its behalf on announcement of the Offer and the Rights Issue.

         "QUALIFYING BANK" means a bank or financial institution which is:

         (a) a bank for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988 and is beneficially entitled to and within the charge to corporation tax on the interest received by it under this Agreement; or

         (b) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which that institution is entitled to receive interest without deduction or withholding of United Kingdom income tax and in respect of which the Parent has received a direction from the United Kingdom Inland Revenue that all payments of interest to or for the account of such bank under any of the documents may be made without deduction or withholding for or on account of tax in the United Kingdom and for this purpose "double taxation treaty" means any convention or agreement between the Government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains. The Parent will use all reasonable endeavours to obtain any required direction as promptly as practicable.

         "QUOTATION DATE" in relation to any period for which an interest rate is to be determined hereunder means:

         (a) the first day of an Interest Period for an Advance denominated in Sterling;

         (b) the second TARGET Business Day before the first day of an Interest Period for an Advance denominated in euros;

         (c) the second Business Day before the first day of an Interest Period for an Advance denominated in any currency other than sterling or euros; or

         (d) such other day as is generally treated as the rate fixing day by market practice in the London interbank market for the currency concerned, as notified by the Agent to the other Parties by not less than 5 Business Days' notice.

         "REFERENCE BANKS" means, initially, the principal London offices of Barclays Bank PLC, Den Danske Bank Aktieselskab and Deutsche Bank AG London. The Agent, following consultation with the Parent and the Lenders, may replace a "REFERENCE BANK" with another Lender or an Affiliate of a Lender. This replacement will take effect when notice is delivered to the Parent and the Lenders. The Agent shall be obliged to seek a replacement for a Reference Bank if it no longer has a Commitment.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

         "REGULATION D COSTS" means, in relation to its participation in an Advance made to a Borrower incorporated in the U.S. (or deposits maintained by a Lender to fund that participation), the amount (if any) certified by a Lender to be the cost to it of complying with Regulation D (or any similar reserve requirements) in respect of its participation or those deposits.

         "REPAYMENT DATE" means, for a Revolving Advance, the last day of its Interest Period.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the U.S. Pension Benefit Guaranty Corporation (or any successor thereto) by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
         Section 412(d) of the Code.

         "RESERVATIONS" means (i) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, (ii) the limitation of validity and/or enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, (iii) the time barring of claims under the Limitation Acts, (iv) defences of set-off or counterclaim and similar principles, (v) where a party to this Agreement is vested with a discretion or may determine a matter in its opinion, that party may be required to exercise its discretion reasonably or be required to hold that opinion on reasonable grounds, (vi) any determination or certificate made or given pursuant to any provision of this Agreement which provides for such determination or certificate to be shown to have been incorrect, unreasonable, or arbitrary or not to have been given or made in good faith, (vii) if an English court were to construe any provision of this Agreement as being in the nature of a penalty, such provision would not be held to be valid and binding, (viii) the award of enforcement costs is a discretionary remedy and (ix) undertakings to pay stamp duty may be void under the Stamp Act 1891.

         "REVOLVING ADVANCE" means a cash advance (as from time to time reduced by repayment) made, or to be made, under the Revolving Credit Facility.

         "REVOLVING CREDIT COMMITMENT" means the amount which a Lender has committed to the Revolving Credit Facility. Each Lender's initial "REVOLVING CREDIT COMMITMENT" is set out next to its name in Schedule
         1. This may be reduced or revised in accordance with this Agreement. In addition the amount of a Lender's "REVOLVING CREDIT COMMITMENT" may be adjusted by assignments, transfers or novations in accordance with Clause 28.2.

         "REVOLVING CREDIT FACILITY" means the multi-currency revolving credit facility referred to in Clause 2.1(A), the terms of which are set out in this Agreement.

         "RIGHTS ISSUE" means the offer of shares in the Parent by way of rights to existing holders of shares as described in the Shareholders Circular.

         "SHAREHOLDERS CIRCULAR" means the circular to be sent by the Parent or on its behalf to its shareholders in connection with the Offer and the Rights Issue.

         "STERLING EQUIVALENT AMOUNT" means the amount in an Optional Currency (other than sterling) equivalent to a specified amount in sterling. The "STERLING EQUIVALENT AMOUNT" will be calculated using the Exchange Rate applicable to the date on which the amount in the Optional Currency is to be or was advanced.

         "SUBSIDIARY" has the meaning described in section 736 of the Companies Act 1985.

         "SUBSIDIARY UNDERTAKING" has the meaning described in section 258 of the Companies Act 1985.

         "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer System.

         "TARGET BUSINESS DAY" means a day on which TARGET is operating.


         "TENOR" means the period from the Acceptance Utilisation Date on which a Bill is accepted until the maturity of that Bill as specified in the relevant Acceptance Utilisation Request in accordance with Clause 12.1.

         "TERM ADVANCE" means a cash advance (as from time to time reduced by payment) made, or to be made, under the Term Loan Facility.

         "TERM LOAN" means the aggregate principal amount borrowed and not repaid under the Term Loan Facility.

         "TERM LOAN COMMITMENT" means the amount which a Lender has committed to the Term Loan Facility. Each Lender's initial "TERM LOAN COMMITMENT" is set out next to its name in Schedule 1. This may be reduced or revised in accordance with this Agreement. In addition the amount of a Lender's "TERM LOAN COMMITMENT" may be adjusted by assignments, transfers or novations in accordance with Clause 28.2.

         "TERM LOAN FACILITY" means the term loan facility referred to in Clause 2.1(B), the terms of which are set out in this Agreement.

         "THIRD STAGE" means the third stage of economic and monetary union pursuant to the Treaty establishing the European Community.

         "TOTAL AVAILABLE COMMITMENT" means the aggregate of the Available Commitments of all the Lenders.

         "TOTAL AVAILABLE RELEVANT COMMITMENTS" means the aggregate of the Available Relevant Commitments in respect of the Term Loan Facility or the Revolving Credit Facility.

         "TOTAL COMMITMENTS" means the aggregate of the Commitments of all the Lenders.

         "UNCANCELLED FACILITY AMOUNT" means the aggregate of the uncancelled Revolving Credit Facility and the uncancelled Term Loan Facility translating the amount uncancelled under the Term Loan Facility into sterling at the Exchange Rate determined by the Agent on the day the Uncancelled Facility Amount is being determined.

         "UNCONDITIONAL DATE" means the date on which each of the conditions of the Offer has been fulfilled or, alternatively, waived and the Offer is declared unconditional in all respects.


         1.2      INTERPRETATION OF CERTAIN REFERENCES

Unless a contrary intention is indicated:

                  (A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same Clause.

                  (B) References to other documents include those documents as they may be amended in the future.

                  (C)      References to times are to London time.

                  (D) References to assets are to present and future assets and include revenues.

                  (E) References to "pound sterling" and to "STERLING" are to the lawful currency of the United Kingdom and references to "$" and to "DOLLARS" are to lawful currency of the United States of America.

                  (F) References to fees or expenses include any value added tax on those fees or expenses.

                  (G) References to a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation.

         1.3      HEADINGS

All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

         1.4      CALCULATIONS

Interest and commitment fees will be calculated using the following formula:

                                  I = D x R x A
                                -----------------
                                         Y

         where:

                  I        = the interest or commitment fee accrued

                  D        = the number of days in the period for which the
                             interest or commitment fee is to be calculated, including the first day but excluding the last day unless it is market practice in the London inter-bank market to do otherwise when market-practice shall prevail

                  R        = the rate of interest or commitment fee, expressed
                             as a fraction

                  A        = the amount on which interest or commitment fee is
                             being calculated

                  Y        = unless otherwise agreed between the Parent and the
                             Agent, 365 for amounts in sterling or, in other currencies, 360 unless it is market practice in the London inter-bank market to do otherwise when market-practice (as determined by the Agent) shall prevail.


         Interest and commitment fee will be treated as accruing uniformly over each period on a daily basis. In some cases, "R" or "A" may change during a period for which the interest or commitment fee is to be calculated. In those cases the interest or commitment fee will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

         1.5      REIMBURSEMENTS

           If a party wishes to claim reimbursement of any amount to which it is entitled, it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. It must also specify the currency of reimbursement. The reimbursing party agrees to pay those amounts to the party entitled to them no later than five Business Days after the delivery of the demand to the reimbursing party. Where there is an outstanding Event of Default, payment will instead be due on delivery of this demand.

         1.6      INTRODUCTION OF THE EURO

           Market practice relating to the method of rate fixing and the calculation of interest on deposits in the inter-bank deposit market in London may change following the start of the Third Stage and, as a result, may differ from the method of rate fixing and the calculation of interest prescribed under the terms of this Agreement. In this event, the Agent will consult the Parent and specify the amendments to this Agreement which are required to reflect and conform to these changes. These amendments may be agreed before or after the start of the Third Stage but must be in accordance with Clause 30.2. The amendments may provide for the use of London inter-bank market offered rates or inter-bank market offered rates from a wider European market (or, in either case, screen rates reflecting these offered rates). They may also change, amongst other things, the period of notice required for an Advance, the rate fixing date, the definition of "Business Day" and any elements of the formula (other than, for the avoidance of doubt and without limitation, the Applicable Margin) set out in Clause 1.4. The amendments will take effect on the later of the date specified in the amending agreement and the date on which the Third Stage commences. The amendments will not apply to interest or fees which are computed by reference to any period starting before the date the amendments take effect. This Clause 1.6 may, in appropriate circumstances, be invoked more than once.

         1.7 ARRANGERS

           Barclays Capital is the investment banking division of Barclays Bank PLC and all references to Barclays Capital include Barclays Bank PLC. This paragraph does not affect the rights and obligations of Barclays Bank PLC under this Agreement.

         2.       THE FACILITIES

         2.1      AMOUNT AND NATURE

         The Facilities are:

         (A) a pound sterling 325,000,000 multi-currency revolving credit facility under which Revolving Advances may be made by the Lenders to the Borrowers incorporating a revolving sterling bill acceptance facility under which the Lenders may, at the request of a Borrower, accept Bills drawn by that Borrower in sterling; and

         (B) a $880,000,000 multi-currency term loan facility under which Term Advances may be made by the Lenders to the Borrowers.


         2.2      PURPOSE

         The proceeds of the Facilities will be used by the Borrowers:

         (A) towards payment of consideration to be provided by the Parent (or on its behalf) for the Petersen Shares acquired by it pursuant to the Offer or otherwise and in respect of the cash cancellation of options;

         (B) after the Unconditional Date, to pay (or to repay loan notes issued as) consideration to be provided by the Parent or any other member of the Group for any other acquisition of a company or business (except for any hostile bid or hostile takeover);

         (C) for the general corporate purposes of the Parent and its Subsidiaries (including, without limitation, for the purpose of meeting the whole or any part of the Parent's expenses in connection with the Offer); and

         (D) to repay and refinance all or part of the existing indebtedness of the Group (including that incurred by the Petersen Group in the acquisition of certain assets of Curtco Freedom Group).

         Provided that the proceeds of the Term Loan Facility may only be used for the purpose set out in paragraph (A) and (D). Neither the Term Loan nor any Revolving Advance may be used for the purpose set out in paragraph (A) above unless the Bridging Facility shall have been fully drawn.

2.3 WITHOUT PREJUDICE TO THE OBLIGATIONS OF THE BORROWERS UNDER CLAUSE 2.2, NEITHER THE AGENT, THE ARRANGERS NOR THE LENDERS NOR ANY OF THEM SHALL BE OBLIGED TO INVESTIGATE OR CONCERN THEMSELVES WITH THE USE OR APPLICATION OF AMOUNTS RAISED BY THE BORROWERS HEREUNDER.

2.4     AVAILABILITY

        (A) The Parent may, after 4th January, 1999, from time to time borrow under the Facilities after the Agent has received (i) all the items listed in Part 1 of Schedule 2 in a form satisfactory to the Agent and (ii) all the items listed in
                  Part 2 of Schedule 2, with all references to the Agent, the Lenders or the terms of the Facilities or this Agreement in such documents in a form approved by the Agent (such approval not to be unreasonably withheld). The Agent agrees to notify the Parent and the Lenders promptly upon such items being received. Any Nominated Borrower may from time to time borrow under the Facilities after the Agent has given the notice referred to in Clause 29.1(C).

         (B) The Facilities shall automatically terminate, and all Commitments shall be cancelled, on the earlier of (a) the Offer not having become unconditional in all respects on or prior to the end of the Offer Period or (b) the Offer having lapsed or been withdrawn.

2.5      EXPIRY OF AVAILABILITY

         No Borrower may borrow under the Revolving Credit Facility or make Acceptance Utilisations under the Bill Acceptance Facility after the Maturity Date. No Borrower may borrow under the Term Loan Facility after the Commitment Expiry Date.

3.       THE BORROWERS

3.1      FACILITIES AVAILABLE TO ALL BORROWERS

         No part of the Facilities is reserved for any individual
         Borrower.

3.2      BORROWERS' OBLIGATIONS

         The obligations of each Borrower under this Agreement are separate and independent from the obligations of each other Borrower. No Borrower will be liable for the obligations of any other Borrower under this Agreement except that this Clause 3.2 will not affect the obligations of a Borrower as a guarantor under the Guarantee.

3.3      OBLIGORS' AGENT

         Each Obligor (other than the Parent) irrevocably authorises and instructs the Parent on its behalf as agent to give and receive all notices and to take all other action (including the giving of consents, the signing of certificates and the acceptance of any proposal) as may be necessary or desirable in connection with the Facilities or this Agreement. Each such Obligor confirms that it will be bound by any action taken by the Parent under or in connection with the Facilities or this Agreement.

4.       THE LENDERS

4.1      RIGHTS AND OBLIGATIONS

         The rights and obligations of each Lender under this Agreement are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against an Obligor on its own without joining any other Lender to those proceedings.

4.2      FAILURE TO PERFORM

         If a Lender fails to perform its obligations a Borrower will have rights solely against that Lender. The obligations of the Obligors to the Agent, the Arrangers and the other Lenders will not be affected by this failure.

4.3      PARTICIPATIONS

         The participation of a Lender in an Advance or an Acceptance Utilisation will be calculated using the following formula:

                                    P = C x A
                                        -
                                        F

         where:

                  P        = the participation of that Lender in the Advance or
                             the face amount of the Bills to be accepted by that Lender under the Acceptance Utilisation

                  C        = the Available Relevant Commitment of that Lender on
                             the Advance Date or the Acceptance Utilisation Date

                  F        = the Total Available Relevant Commitments on the
                             Advance Date or the Acceptance Utilisation Date

                  A        = the amount of the Advance or the total face amount
                             of the Bills to be accepted under the Acceptance Utilisation.

         Acceptance Utilisation Date will be treated as having matured and been paid on that date. The Agent may round participations upwards or downwards to the nearest unit of currency.

5.       FEES AND EXPENSES

5.1      UNDERWRITING AND SYNDICATION FEES

         The Parent agrees to pay underwriting and syndication fees to the Arrangers. The amount of these fees and the timing of payment are described in a letter from the Arrangers to the Parent dated the same date as this Agreement.

5.2      AGENCY FEE

         The Parent agrees to pay an agency fee to the Agent. The amount of this fee and the timing of payment are described in a letter from the Agent to the Parent dated the same date as this Agreement.

5.3      REIMBURSEMENT OF INITIAL EXPENSES

         The Arrangers and the Agent have incurred and will incur expenses in connection with the arrangement of the Facilities. The Parent agrees to reimburse each of the Arrangers and the Agent in relation to these expenses. The limit of the amount of this reimbursement and the timing of payment are described in the letter from the Arrangers to the Parent dated the same date as this Agreement and referred to in Clause 5.1.

5.4      COMMITMENT FEE

         A commitment fee will accrue on the daily undrawn and uncancelled amount of the Revolving Credit Commitment and the Term Loan Commitment of each Lender. This fee will accrue from the date of this Agreement until the Maturity Date. The rate of the fee will be 0.175 per cent. per annum in respect of the Term Loan Commitment. The rate of the fee in respect of the Revolving Credit Commitment will be 0.175 per cent. per annum until the Unconditional Date. Thereafter, once the Revolving Credit Facility is available, the rate of the fee will be 50 per cent. of the Applicable Margin. The Parent agrees to pay the fee to each Lender in arrear at quarterly intervals and on the Maturity Date and on cancellation by the Parent of any Lender's Commitment.

6.       CANCELLATION

6.1      VOLUNTARY CANCELLATION

         The Parent may cancel the whole or any part of the Facilities by giving notice to the Agent. This notice will take effect five Business Days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date. The Parent may only cancel a part of the undrawn portion of the Facilities which is (i) in the case of the Revolving Credit

         Facility, a minimum amount of pound sterling 15,000,000 and an integral multiple of pound sterling 5,000,000, and (ii) in the case of the Term Loan Facility, a minimum amount of $20,000,000 and an integral multiple of $5,000,000, in each case unless otherwise agreed between the Parent and the Agent.



6.2      AUTOMATIC CANCELLATION OF TERM LOAN FACILITY

         Any amount undrawn under the Term Loan Facility at the date falling 150 days after the date of this Agreement will be automatically cancelled.

6.3      EFFECT OF CANCELLATION

         Amounts so cancelled may not be drawn or re-drawn.

7.       ADVANCE OF FUNDS

7.1      NOTICE

         When a Borrower wishes to borrow under the Facilities, the relevant Borrower will send to the Agent an Advance Request by no later than the Prescribed Time. Such Advance Request must specify the identity of the Borrower, the amount to be borrowed, the currency, the Advance Date and, for a Revolving Advance, the Repayment Date and, for a Term Advance, the length of the first Interest Period. The Agent will pass on details of any request to the Lenders by no later than the Prescribed Time.

7.2      LIMITATIONS ON ADVANCES

         The following limitations apply to Advances:

                  (A)       REVOLVING ADVANCES AND ACCEPTANCE UTILISATIONS:

                            No Revolving Advance or Acceptance Utilisation may exceed the uncancelled and undrawn amount of the Revolving Credit Facility. This limitation will be applied as at the Advance Date. For the purpose of this Clause 7.2:

                            (i) any part of the Revolving Credit Facility which is subject to a notice of voluntary cancellation will be treated as cancelled (unless such cancellation is effective on or later than the date on which the Revolving Advance is due to be repaid);

                            (ii) any amount of any Revolving Advance due to be
                                 repaid on the Advance Date will be treated as having been repaid;

                           (iii) the amount of any Bills due to mature on the
                                 Advance Date will be treated as having matured and been paid on that date;

                  (iv) any other Revolving Advances and any Acceptance Utilisation due to be made on the Advance Date will be treated as having been made; and

                  (v) Revolving Advances in Optional Currencies will be taken at their Original Sterling Amount.

         (B) The number of Revolving Advances and Acceptance Utilisations outstanding on any date will not exceed ten. For the purpose of this Clause 7.2:

                  (i) any amount of any Revolving Advance due to be repaid on the Advance Date will be treated as having been repaid;

                  (ii) the amount of any Bills due to mature on the Advance Date will be treated as having matured and been paid on that date; and


                  (iii) any other Revolving Advances and any Acceptance Utilisation due to be made on the Advance Date will be treated as having been made.

          (C)     TERM ADVANCES:

                  No Term Advance may exceed the uncancelled and undrawn amount of the Term Loan Facility. This limitation will be applied as at the Advance Date. For this purpose:

                 (i) any part of the Term Loan Facility which is subject to a notice of voluntary cancellation will be treated as cancelled (unless such cancellation is effective on or later than the date on which the Term Advance is due to be repaid);

                 (ii) any other Term Advance due to be made on the Advance Date will be treated as having been made; and

                 (iii) Term Advances in Optional Currencies will be taken at their Original Dollar Amount.

         (D) The number of Term Advances outstanding on any date will not exceed ten. For this purpose:

                 (i) any amount of any Term Advances due to be repaid on the Advance Date will be treated as having been repaid; and

                 (ii) any other Term Advances due to be made on the Advance Date will be treated as having been made.

     (E)         ALL ADVANCES:

                 Unless otherwise agreed between the Parent and the Agent:

                 (i) an Advance in sterling must be a minimum of pound sterling 20,000,000 and an integral multiple of pound sterling 5,000,000 or be the uncancelled and undrawn amount of the relevant Facility;

                 (ii) an Advance in euros must be a minimum of E20,000,000 and an integral multiple of E5,000,000 or be the uncancelled and undrawn amount of the relevant Facility;

                 (iii) an Advance in dollars must be a minimum of $30,000,000 and an integral multiple of $5,000,000 or be the uncancelled and undrawn amount of the relevant Facility;

                 (iv) an Advance in any Optional Currency other than sterling, euros or dollars must be either:

                           (a) a round amount in that currency agreed by the relevant Borrower with the Agent; or

                           (b) in the case of Advances on the Revolving Credit Facility:

                                  (i)  the Sterling Equivalent Amount of such
                                       minimum amount as is from time to time
                                       agreed between the Agent and the relevant
                                       Borrower, or failing agreement a minimum of pound sterling 20,000,000 and an integral multiple of pound sterling 5,000,000 (rounded on such basis as may reasonably be determined by the Agent and notified in advance to the relevant Borrower); or

                                  (ii) the Sterling Equivalent Amount of the
                                       uncancelled and undrawn amount of such
                                       Facility; or

                           (c)    in the case of Advances on the Term Loan
                                  Facility:

                                  (i)  the Dollar Equivalent Amount of a
                                       minimum of $30,000,000 and an integral
                                       multiple of $5,000,000 (rounded on such
                                       basis as may reasonably be determined by the Agent and notified in advance to the relevant Borrower) or

                                  (ii) the Dollar Equivalent Amount of the
                                       uncancelled and undrawn amount of such
                                       Facility.

      (F)        The Interest Period of each Advance must comply with Clause 9.

         (G) If the Advance is a Revolving Advance and it is not to be in sterling, Clause 8 applies. If the Advance is a Term Advance and it is not to be in dollars, Clause 8 applies.

         (H) The Advance Date must be a Business Day before the Maturity Date or, for a Term Advance, before the Commitment Expiry Date.

         (I)      All Advances must be repaid on or before the Maturity Date.

7.3      CONDITIONS TO BORROWING

                  The Lenders will only be obliged to make an Advance to any Borrower if:

                  (A) the Facilities are available in accordance with Clause 2.4;

                  (B)      an Advance Request has been received by the Agent;

                  (C) in respect of an Advance which is not a Rollover Advance (for which see paragraph (D) below), there is no Event of Default or Potential Event of Default which has occurred or is occurring on the Advance Date or would result from the Advance being made; and

                  (D) in respect of a new Advance to a Borrower to the extent that it does not exceed an existing Advance in the same currency made to such Borrower which is repaid on the Advance Date of the new Advance (a "Rollover Advance"), there is no Event of Default which has occurred or is occurring on the Advance Date or would result from the Advance being made.

7.4      OBLIGATION TO ADVANCE FUNDS

         If the requirements of paragraphs 7.1 to 7.3 are satisfied, each Lender agrees to advance its participation in the Advance to the Borrower identified in the Advance Request. The Advance will be made on the Advance Date specified in the request. If the Advance is not made in full due to a fault of a Lender, then subject to the terms of this Agreement, the relevant Lender agrees to reimburse the Borrower for the reasonable amount of any losses and expenses incurred as a result. If an existing Advance is to be repaid on the Advance Date and the new Advance is in the same currency as such existing Advance, the Agent may apply the participation of a Lender in the new Advance in or towards repayment of its participation in the existing Advance.

7.5      CONSEQUENCES OF AN ADVANCE NOT BEING MADE

         If an Advance Request is delivered but no Advance is made, the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include the losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. They will not, however, include loss of Applicable Margin. The Borrower identified in the request for the Advance agrees to reimburse the Lenders for the amount of these losses and expenses actually incurred. This Clause 7.5 does not apply to a Lender if the Advance is not made by reason of a default of that Lender.

8.0      CURRENCY OPTIONS FOR ADVANCES

8.1      REQUEST FOR OPTIONAL CURRENCY

         This Clause 8.1 applies if an Advance Request for a Revolving Advance specifies a currency other than sterling or an Advance Request for a Term Advance specifies a currency other than dollars. In this case the Advance requested will be made in the currency specified if all the following are true:


         (A)       The currency specified is an Optional Currency.

         (B)       The Advance is required to be made under the terms
                            of this Agreement.

8.2      IMPRACTICALITY OF DRAWING IN OPTIONAL CURRENCY

         All or a portion of an Advance which was to have been made in an Optional Currency will not be required to be made in that currency if all the following are true:

         (A)       An event described in Clause 8.3 occurs.

         (B) The Agent notifies the Borrower which requested the Advance by the Prescribed Time of this event and states that as a result all or a portion of the Advance cannot be made in the Optional Currency.

         (C) In such event the portion of the Advance which would otherwise have been made in an Optional Currency shall be made in sterling, in the case of an Advance under the Revolving Credit Facility, and in dollars in the case of an Advance under the Term Loan Facility and treated as a separate Advance.

8.3     EVENTS MAKING DRAWING IN OPTIONAL CURRENCY IMPRACTICAL

        An event referred to in Clause 8.2 occurs if:

        (A) in the reasonable opinion of a Lender, it is impracticable for that Lender, to fund its participation in the Advance in the Optional Currency in the ordinary course of business in the London inter-bank market; or

        (B) the use of the Optional Currency is, or might (in the reasonable opinion of the Lender) be, restricted or prohibited by any directive or regulation of any government body, agency or department or regulatory or other authority (whether or not having the force of law) in accordance with which that Lender is accustomed to act.

         8.4      TERM ADVANCES IN AN OPTIONAL CURRENCY

                  (A) For a Term Advance denominated in an Optional Currency, there shall be calculated the difference between the amount of the Term Advance (in that Optional Currency) for the current Interest Period and for the next Interest Period. The amount of the Term Advance for the next Interest Period will be determined by notionally converting into that Optional Currency the Original Dollar Amount of the Term Advance on the basis of the Exchange Rate three Business Days before the commencement of that Interest Period.

                  (B) At the end of the current Interest Period (but subject always to paragraph (C) below):-

                           (i) if the amount of the Term Advance for the next Interest Period is less than for the preceding Interest Period, the relevant Borrower shall repay the difference; or

                           (ii) if the amount of the Term Advance for the next Interest Period is greater, each Bank shall forthwith make available to the Agent for that Borrower its participation in the difference.

                  (C) If the Exchange Rate for the next Interest Period shows an appreciation or depreciation of the Optional Currency against dollars of less than five per cent. when compared with the Original Exchange Rate, no amounts are payable in respect of the difference. In this Clause 8 "Original Exchange Rate" means the Exchange Rate used for determining the amount of the Optional Currency for the Interest Period which is the later of the following:-

                           (i) the Interest Period during which the Term Advance was first denominated in that Optional Currency; and

                           (ii) the most recent Interest Period immediately prior to which a difference was required to be paid under this Clause 8.4.

         8.5      PREPAYMENTS AND REPAYMENTS

                  If a Term Advance is to be repaid or prepaid by reference to an Original Dollar Amount, the Optional Currency amount to be repaid or prepaid shall be determined by reference to the Exchange Rate last used for determining the Optional Currency amount of that Term Advance under this Clause 8 or, if applicable, the Original Exchange Rate.

         9.       INTEREST ON ADVANCES


         9.1      INTEREST PERIODS

                  (A) Revolving Advances: Each Revolving Advance will have one Interest Period only.

                  (B) TERM ADVANCES: Each Term Advance will have a first Interest Period commencing on its Advance Date. Subsequent Interest Periods will commence on the last day of the preceding Interest Period. A Term Advance may be split into two or more Term Advances or consolidated with another Term Advance made to the same Borrower. A splitting or consolidation must take effect on the first day of an Interest Period for all Term Advances affected. No split can be made unless in total no more than ten Term Advances will be outstanding after that splitting.

         9.2      DURATION OF INTEREST PERIODS

                  The Interest Period for each Advance must be a period of 7 days, 14 days, 1, 2, 3 or 6 months, unless otherwise agreed between the Lenders and the Parent.

         9.3      SELECTION OF INTEREST PERIODS

                  (A) The Parent or, if authorised by the Parent, the relevant Nominated Borrower may select an Interest Period in respect of an Advance either in its request for an Advance or, in respect of Term Advances and in the case of second and subsequent Interest Periods, by separate notice to the Agent on or before the Prescribed Time.

                  (B) When the Parent or the relevant Nominated Borrower does not select an Interest Period in accordance with paragraph (A), the Interest Period will be three months.

         9.4     ADJUSTMENT OF INTEREST PERIOD

                 (A) An Interest Period will end on the last Business Day of a calendar month if it is for a number of complete months and either:

                           (i) it commenced on the last Business Day of a calendar month; or

                           (ii) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

                  (B) Any Interest Period which would otherwise begin before but end after the Maturity Date will end on the Maturity Date.

                  (C) Any Interest Period in respect of a portion of the Term Loan which is due to be repaid on the next Amortisation Date and which would otherwise extend beyond such date shall end on such Amortisation Date.

         9.5      RATE OF INTEREST

                  The rate of interest applicable during an Interest Period will be a rate per annum equal to LIBOR for that Interest Period plus the Applicable Margin plus, if relevant for an Advance, the Costs Rate.

         9.6      APPLICABLE MARGIN

                  The Applicable Margin for any Tenor or Interest Period shall be determined as follows:

                  (A) Up to and including 31st March, 2000 the Applicable Margin is 0.80 per cent. per annum.

                  (B) Thereafter, subject to paragraphs (C) and (D), the Applicable Margin will be determined in accordance with the table below by reference to the amount of the Uncancelled Facility Amount

         UNCANCELLED FACILITY AMOUNT                      Applicable Margin

         Above pound sterling 650 million                            0.80% pa

         Equal to or below pound sterling 650 million
         but above pound sterling 500                                0.65% pa
         million

         Equal to or below pound sterling 500 million                0.55% pa

                  (C) Any adjustment to the Applicable Margin pursuant to paragraph (B) will take effect from the beginning of the next Interest Period in respect of any Term Advance, or, in the case of the Revolving Credit Facility, on the Advance Date or Acceptance Utilisation Date for any subsequent utilisation.

                  (D) Notwithstanding the above paragraph, if an Event of Default or a Potential Event of Default is outstanding the Applicable Margin may not be decreased.

         9.7      PAYMENT OF INTEREST

                  Each Borrower agrees to pay interest accrued on each Advance made to it in arrear on the last day of each Interest Period in respect of that Advance. Where the Interest Period is longer than six months that Borrower also agrees to pay interest on each date falling at six monthly intervals after the first day of that Interest Period.

         9.8      NOTIFICATION OF INTEREST RATE

                  The Agent will promptly notify the Lenders, the Parent and any relevant Nominated Borrower of the determination of a rate of interest under this Agreement.

         9.9      REGULATION D

                  Each Borrower incorporated in the United States shall, on demand by any Lender (through the Agent), pay to that Lender the amount of any Regulation D Costs actually incurred by that Lender in respect of its participation in any Advance made by it to that Borrower.

         10.      REPAYMENT OF ADVANCES

         10.1 Each Borrower agrees to repay each Revolving Advance made to it on the Repayment Date for that Advance.

         10.2 The Borrowers agree to repay the Term Advances in accordance with the following schedule:

                  AMORTISATION DATE               AMOUNT OF REPAYMENT INSTALMENT
                                                  ($)

                 31st March, 2001                 150,000,000
                 31st March, 2002                 200,000,000
                 31st March, 2003                 200,000,000

                 Fifth anniversary of date of this Agreement balance

         10.3 If the amount outstanding under the Term Loan Facility on any Amortisation Date is less than the amount specified for repayment on such date by the schedule in paragraph 10.2, the Borrowers will repay the whole of the outstanding balance (if any) of the Term Advances.

         11.     PREPAYMENT OF ADVANCES

         11.1    OPTIONAL PREPAYMENT

                 The Parent may give notice that a Borrower will repay early the whole or part of an Advance made to that Borrower. In this event the relevant Borrower shall pay an amount equal to the Breakage Amount. The notice of repayment will be irrevocable and must state:

                 (A) the date of prepayment, which will be at least five
                     Business Days after the notice is received by the Agent unless otherwise agreed;

             (B) the amount to be prepaid which will be (i) in the case of prepayments in respect of a Revolving Advance, a minimum of pound sterling 10,000,000 and an integral multiple of pound sterling 5,000,000 (ii) in the case of prepayments in respect of a Term Advance, a minimum of $15,000,000 and an integral multiple of $5,000,000 or (iii) in either case, the whole of the relevant Advance (any amounts outstanding in an Optional Currency being taken at their Original Sterling Amount, in the case of the Revolving Credit Facility, or their Original Dollar Amount, in the case of the Term Loan Facility); and

             (C) whether the prepayment is to be made in respect of a
                 Term Advance or a Revolving Advance.

         11.2    MANDATORY PREPAYMENT ON CHANGE OF CONTROL

                 If at any time any person or a group of persons acting in concert acquires an interest in more than 50 per cent. of the equity share capital of the Parent or the Parent merges with any other person, the Parent will notify the Lenders promptly and in any event within 7 days and each Lender may by notice to the Parent:

                (A) call for prepayment of its participation in all
                    outstanding Advances on the later of the date specified in the notice and the date 30 days after the notice is delivered to the Parent; and

                (B) declare that its Commitments shall be cancelled on the later of the date specified in the notice and the date 30 days after the notice is delivered to the Parent.

                 To the extent that Lenders whose aggregate Commitments exceed one-third of Total Commitments so elect, the remaining Lenders shall be deemed to have so elected, whether they have or not.

                 For this purpose and for the purpose of Clause 12.11 "acting in concert" has the meaning described in the City Code on Take-overs and Mergers and "interest" has the meaning given in section 208 of the Companies Act 1985. In this event the relevant Borrower agrees to pay an amount equal to the Breakage Amount.

         11.3    NO OTHER PREPAYMENT

                 The Borrower may not repay all or any part of any outstanding Advance early except in the manner permitted or required by this Agreement.

         11.4    NO RE-BORROWING

                 No amount repaid or prepaid under the Term Loan Facility may be re-borrowed. Except for prepayments arising through the operation of Clause 14, amounts pre-paid under the Revolving Credit Facility may be re-borrowed.

         11.5   EFFECT ON TERM LOAN

                Prepayment of any Term Advance under Clause 11.1 will reduce subsequent repayment instalments in respect of the Term Loan in the order of maturity. Any other prepayment will reduce subsequent instalments in respect of the Term Loan pro rata.

         12.    ACCEPTANCE FACILITY

         12.1   RECEIPT OF ACCEPTANCE UTILISATION REQUESTS

                A Borrower may utilise the Bill Acceptance Facility if the Agent receives, not later than the Prescribed Time, a duly completed Acceptance Utilisation Request. Each Acceptance Utilisation Request is irrevocable.

         12.2   FORM OF REQUESTS

                An Acceptance Utilisation Request in respect of Bills will not be regarded as being duly completed unless:-

                (A) it specifies that is a utilisation of the Bill
                    Acceptance Facility;

                (B) the Acceptance Utilisation Date is a Business Day
                    falling before the Maturity Date;

                (C) the amount requested is:

                    (i) a minimum of pound sterling 20,000,000 and an integral multiple of pound sterling 5,000,000; or

                   (ii) the balance of the undrawn amount of the Revolving Credit Facility; or

                   (iii) such other amount as the Agent may agree;

              (D)  the amount selected under paragraph (C) above does
                           not cause Clause 7.2(A) to be contravened; and

              (E)  only one Tenor is specified which:-

                   (i)   does not overrun the Maturity Date; and

                   (ii)  is a period of between 7 and 187 days.

   12.3   ACCEPTANCE OF BILLS

              (A)  The Agent shall promptly:

                          (i) notify each Lender of the details of the requested Bills and the aggregate principal amount of the Bills to be accepted by it; and

                          (ii) shall deliver to each Lender, Bills completed
                               in accordance with Clause 12.5.

                  (B) Each Lender shall accept the Bills delivered to it in accordance with paragraph (A) above.

                  (C) The Agent shall, not later than 11.30 a.m. on the applicable Acceptance Utilisation Date notify the Borrower and each Lender of the applicable Eligible Bill Discount Rate.

                  (D) Subject to the terms of this Agreement, each Lender shall pay to the Agent for the Borrower an amount equal to:-

                           (i) the amount which the Lender would have received as the proceeds of discounting if it had discounted the Bills accepted by it at the applicable Eligible Bill Discount Rate; less

                           (ii) acceptance commission calculated at the Acceptance Commission Rate on the aggregate principal amount of those Bills.

         12.4   REVOLVING ADVANCES AS AN ALTERNATIVE

                (A) If, as a result of any law or regulation, it is unlawful or impracticable for a Lender to accept any Bills or a Lender is unwilling to accept Bills or it is not an Eligible Bank, then it may notify the Agent accordingly.

                (B) If a Lender notifies the Agent in accordance with paragraph (A) above, then, subject to the terms of this Agreement, the Lender shall instead make a Revolving Advance in sterling on the relevant Acceptance Utilisation Date in a principal amount equal to the aggregate principal amount of the Bills which it would otherwise have been obliged to accept pursuant to this Clause 12 and for a term equal to the term of those Bills.

         12.5   HOLDING AND COMPLETION OF BILLS

                (A) A Borrower shall ensure that the Agent has a sufficient stock of Bills before delivering any request in respect of Bills.

                (B)    Each Bill will:

                       (i) be drawn by the Borrower is its own favour and endorsed by it in blank;

                       (ii) be undated;

                           (iii) have the maturity date and the face amount left blank; and

                           (iv) be claused in a manner which complies with the Bank of England's requirements for Eligible Bills at that time.

                  (C) Subject to the terms of this Agreement, the Agent shall:-

                           (i)      date each Bill with its Acceptance
                                    Utilisation Date;

                           (ii) insert in each Bill the name of the Lender on which it is drawn, its face amount and its maturity date; and

                           (iii) deliver the requisite number of completed Bills to the Lenders for acceptance in accordance with this Agreement.

         12.6   ROUNDING OF PRINCIPAL AMOUNT OF BILLS

                The Agent may round the principal amount of the relevant Bills to be accepted by each Lender to ensure that each Bill has a principal amount of an integral multiple of pound sterling 10,000, being not less than pound sterling 100,000 nor more than pound sterling 5,000,000.

         12.7   DISCOUNTING OF BILLS

                Each Lender may arrange for a Bill accepted by it to be discounted on its behalf in the London discount market or elsewhere or discount the Bill itself.

         12.8   INFORMATION RELATING TO BILLS

                  Each Borrower shall, promptly on request by a Lender or the Agent, supply to the Agent for that Lender, Agent or Arranger any information relating to any Bill (including the underlying trade transaction for that Bill) as that Lender or the Agent may reasonably require or which may be required by the Bank of England or any other fiscal or monetary authority in the U.K.

         12.9   ELIGIBLE BILLS

                  A Borrower shall ensure that each Bill drawn by it and accepted by a Lender is, assuming that the relevant Lender is a bank whose acceptances are then being treated as eligible acceptances by the Bank of England, eligible for rediscounting at the Bank of England.

         12.10  MATURITY OF BILLS

                (A) On the maturity date of each Bill, the relevant Borrower identified in the Acceptance Utilisation Request agrees to pay to the Agent, for the account of the Lender which accepted that Bill, an amount in sterling equal to the face amount of that Bill.

                (B) The Borrower identified in an Acceptance Utilisation Request will be entitled from time to time and at any time upon giving not less than five

                     Business Days' notice to the Agent (or such other notice as the Agent may agree) to comply prematurely with its obligation under Clause 12.10(A) in respect of Bills of a principal amount of not less than pound sterling 500,000.

                (C) If a Borrower prematurely complies with its obligations under Clause 12.10(A) in respect of any Bill, then the amount payable by that Borrower shall be discounted on the basis of such normal commercial rates prevailing at the time of notification for sterling deposits of an amount equal to the face amount of the Bill for the period from the time of prepayment to the maturity date of the Bill as the Lender may reasonably determine.

      12.11    CHANGE OF CONTROL


               If at any time any person or a group of persons acting in concert acquires an interest in more than 50 per cent. of the equity share capital of the Parent or the Parent merges with any other person, the Parent will notify the Lenders (through the Agent) promptly and in any event within 7 days and each Lender may by notice to the Parent:

               (A) call for payment to an account nominated by the Agent of an amount in sterling calculated in accordance with Clause 12.10(C) in respect of all its outstanding Bills on the later of the date specified in the notice and the date 30 days after the notice is delivered to the Parent; and

               (B) declare that the Bill Acceptance Facility shall be cancelled on the later of the date specified in the notice and the date 30 days after the notice is delivered to the Parent.

               To the extent that Lenders whose aggregate Commitments exceed one-third of Total Commitments so elect, the remaining Lenders shall be deemed to have so elected, whether they have or not.

      12.12    GENERAL

               (A) The Agent agrees to ensure that Bills delivered to it under this Agreement are kept secure and in safe custody and are completed and issued only in accordance with the terms of this Agreement. The Agent agrees that on the Maturity Date it will cancel any blank Bills then held by it and will return them to the Parent or the relevant Borrower as soon as reasonably practicable.

               (B) The Agent agrees to indemnify the relevant Borrower on demand against all and any loss or costs and expenses suffered by it as a result of the gross negligence or wilful misconduct of the Agent either in the safekeeping of the Bills or the performance by the Agent of its obligations under this Clause 12.

    12.13  POWER OF ATTORNEY

           A Borrower may deliver to the Agent a power of attorney substantially in the form of Schedule 7. The Agent, on behalf of that Borrower, agrees to draw, clause, endorse and deliver Bills to implement each Acceptance Utilisation identifying that Borrower in satisfaction of that Borrower's obligations in accordance with the terms of that power of attorney.

   13.     MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES


   13.1    MARKET DISRUPTION - GENERAL

          (A) NATURE OF MARKET DISRUPTION: This Clause 13.1 applies if in relation to any Advance under the Facilities any of the following is true:

              (i) the Agent believes that there are no reasonable means to ascertain LIBOR because of circumstances generally applicable in the London inter-bank market. This determination may only be made after consultation with the Reference Banks; or

              (ii) Lenders with Commitments exceeding 40 per cent. of the Total Commitments notify the Agent that they believe that, due to circumstances generally applicable in the London inter-bank market, LIBOR would not reflect accurately the cost to them in such market of funding an amount equal to the Advance; or

              (iii) LIBOR cannot be determined because fewer than two Reference
                    Banks provide quotations; or

              (iv) Lenders with Commitments exceeding 40 per cent. of the total Commitments notify the Agent that they are unable to fund the total amount borrowed by way of Advances in the London inter-bank market because of circumstances generally applicable in that market.

          (B) NOTICE: The Agent agrees promptly to notify the Parent if paragraph (A) applies.

          (C) ALTERNATIVE INTEREST RATE ARRANGEMENTS: If the Agent delivers a notice of market disruption under paragraph (B), each of the following applies:

              (i) The means of determining the rates of interest applicable to the Facilities will be suspended. Instead each Borrower agrees to pay interest to the Lenders in the manner requested by the Agent. A request by the Agent may specify periods to be used for the computation of interest. It must also specify the rate of interest to apply for a period. This rate will be the rate determined by the Agent (with the prior agreement of the Lenders) to reflect the cost excluding any cost to the extent reflected in the Costs

                          Rate to each Lender of funding for the
                          period plus the Applicable Margin plus, if relevant for an Advance, the Costs Rate. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period reasonably specified by the Agent it will be taken into account by the Agent in making its determination.

              (ii)        The Parent and the Agent agree to
                          negotiate the terms of an alternative arrangement for determining a rate of interest for the Facilities. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Parent receives the Agent's notice. If agreement is reached between the Parent and the Agent (with the prior agreement of the Lenders), the rate of interest will be determined in accordance with the agreement. Paragraph (i) will not apply to the extent that it is expressly excluded by such agreement.

             (iii)        If all the Lenders do not agree an
                          alternative basis, each Lender (through the Agent) shall certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Advance. Any such alternative basis may include an alternative method of fixing the interest rate, alternate Interest Periods or alternative currencies but it must reflect the cost to the Lender of funding its participation in that Advance from whatever sources it may reasonably select plus the Applicable Margin and (if applicable) any Costs Rate and such alternative basis so certified shall be binding on the Obligor and the Certifying Lender and treated as part of this Agreement.

              (iv)        If the circumstances described in
                          paragraph (A) cease to apply, the Agent will notify the Parent and the Lenders. The notice will specify the transitional arrangements proposed by the Agent (with the prior agreement of the Lenders), in order for the means of determining the rates of interest applicable to the Facilities to return to the means by which interest rates are normally calculated under this Agreement. Each Borrower agrees to pay interest to the Lenders in the manner described in this notice unless a different arrangement is agreed by the Agent and the Parent and approved by all the Lenders. In this case each Borrower agrees to pay interest to the Lenders in the manner agreed.

         13.2     MARKET DISRUPTION - BILLS

                  (A) Nature of market disruption: This Clause 13.2 applies if either of (i) or (ii) are true in relation to any
                       Bills:

                           (i) adequate and fair means do not exist for ascertaining the applicable Eligible Bill Discount Rate; or

                           (ii) the Bills do not comply with the then current Bank of England regulations for sterling bankers' acceptances (other than because a Lender is not an Eligible Bank).

                  (B) NOTICE: The Agent agrees promptly to notify the Parent if paragraph (A) applies.

                  (C) ALTERNATIVE ARRANGEMENTS: If the Agent delivers a notice of market disruption under paragraph (B) each of the following applies:

                           (i) the obligations of each Lender under Clause 12 will not apply; and

                           (ii) in the case of paragraph (A)(i), no further requests for an Acceptance Utilisation may be delivered until the Agent notifies the Parent that it is once again able to determine the Eligible Bill Discount Rate. The Agent will notify the Parent as soon as practicable after making the determination.

                  (D) REPLACEMENT ADVANCE: This paragraph (D) applies if the Lender delivers a notice of market disruption under paragraph (B) after the issue of a request for an Acceptance Utilisation. In this case Clause 12.4 will apply.

         14.      CHANGES OF CIRCUMSTANCES

         14.1     ILLEGALITY

                  (A) NOTICE: Each Lender agrees to notify the Parent as soon as reasonably practicable if by reason of any change in applicable law or regulation, or in the interpretation or application of applicable law or regulation, in each case after the date of this Agreement that Lender is or will be acting illegally in relation to the Facilities or any of them. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facilities or the Lender's funding arrangements or otherwise.

                  (B) CANCELLATION AND PREPAYMENT: If a Lender delivers a notice of illegality the Commitment of that Lender will be cancelled on the date of that notice. Each Borrower agrees to repay the participation of that Lender in each Advance made to it on the last day of the Interest Period of that Advance during which the notice is received, unless the Lender certifies that, because of a legal requirement or regulation applicable to the Lender, it must be repaid earlier. In this event that Borrower shall prepay the appropriate proportion of the Breakage Amount by reference to such participation on the date (or dates) specified by the Lender. In addition, each Borrower agrees to pay to that Lender the aggregate face amount of all outstanding Bills issued by that Borrower and accepted by that Lender under this Agreement on the respective maturity dates of such Bills unless the Lender certifies that, because of a legal requirement or regulation applicable to the Lender, it must be paid earlier. In this event that Borrower agrees to pay an amount equal to the face amount of all outstanding Bills accepted by the Lender from that Borrower discounted on the basis of such normal commercial rates prevailing at the time of notification for sterling deposits of an amount equal to the face amount of all outstanding Bills accepted by the Lender for the period from the time of payment on the earlier date (or dates) specified by the Lender to the respective maturity dates of those Bills as each Lender may reasonably determine.

         14.2     INCREASED COSTS

                  (A) Types of increased costs: This Clause 14.2 applies
                      where all of (i), (ii) and (iii) are true:

                      (i)  Either:

                           (a) there is a change after the date of this Agreement in a legal or other requirement applicable to the Lender or a change after the date of this Agreement in its interpretation or application; or

                           (b) a Lender or its Holding Company complies with a direction or request of an authority which has power or influence over the activities of the Lender where the direction or request is made after the date of this Agreement.

                      (ii)          As a result, any of the following occurs:

                           (a) the Lender or its Holding Company incurs an expense; or

                           (b) the Lender's or its Holding Company's effective return from the Facilities or any of them or on its overall capital is reduced; or

                           (c) any amount payable to the Lender or its Holding Company is reduced; or

                           (d) the Lender or its Holding Company does not recover an amount which would otherwise have been paid to it.

                           No account will be taken of any of the following:

                             (1) Tax on the overall net income of the Lender in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement (or any withholding tax incurred which, for the avoidance of doubt, shall be dealt with in clause 14.3).

                             (2) Any loss, reduction or expense to the extent reflected in the Costs Rate or provided for by Clause 9.9.

                  (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Facilities or any of them or the arrangements made by the Lender in connection with the Facilities or any of them.

         (B) NOTICE: Each Lender agrees to notify the Parent through the Agent as soon as practicable if it becomes aware that paragraph (A) applies.

         (C) PAYMENT OF ADDITIONAL AMOUNTS: The Parent agrees to reimburse each Lender for the losses, reductions and expenses described in paragraph (A) or a pro rata proportion thereof to the extent that the same are only partly attributable to the Facilities.

         (D) PREPAYMENT: If a Lender delivers a notice of increased costs, the Parent may deliver a notice of prepayment to that Lender. Each Borrower to which an Advance is then outstanding agrees to prepay the participation of that Lender in each Advance and any outstanding Bills on a date specified in the notice of prepayment and a corresponding portion of the relevant Commitment shall be cancelled. In this event the relevant Borrower shall repay an amount equal to the Breakage Amount for each Lender by reference to such participation.

 14.3    WITHHOLDING TAXES

         (A) Withholdings and deductions: This Clause 14.3 applies if any Obligor is required by law to make a payment under this Agreement net of a withholding or deduction.

         (B) NOTICE: The Parent agrees to notify the Agent if it becomes aware that paragraph (A) applies.

         (C) GROSSING UP: The relevant Obligor agrees to increase the amount of any payment which is subject to a withholding or deduction so that the person entitled to the payment receives the same amount it would have received if there had been no withholding or deduction.

                  (D) PAYMENT OF TAX: The relevant Obligor will pay to the appropriate authority all amounts withheld or deducted by it. If a receipt or other evidence of payment is issued by the relevant authority after receipt of payment, the relevant Obligor agrees to deliver this to the Agent as soon as practicable after a request for the same.

                  (E) PREPAYMENT: If paragraph (A) applies, the Parent may deliver a notice of prepayment to the Agent. This notice may relate to any Advance (or part of an Advance) or the interest thereon, in each case which is subject to the withholding or deduction. The relevant Obligor to which any such Advance is then outstanding agrees to prepay the participation of the Lenders in that Advance (or the part of it which is affected) on a date specified in the notice of prepayment and a corresponding portion of the relevant Commitment shall be cancelled. In this event the relevant Obligor shall repay an amount equal to the Breakage Amount for each Lender by reference to such participation.

                (F)        TAX CREDITS: This paragraph applies if:

                  (i) any Obligor pays any additional amount under this Clause 14 (a "TAX PAYMENT");

                  (ii) a Lender effectively obtains a refund of tax, or obtains and uses credit against tax, by reason of the Tax Payment or the withholding or deduction that gave rise to the Tax Payment (a "TAX CREDIT"); and

                  (iii) that Lender is able to identify the Tax Credit as being attributable to the Tax Payment or such withholding or deduction.

                  In this case the Lender agrees to reimburse to the relevant Obligor the amount that the Lender determines in good faith to be the proportion of the Tax Credit which will leave the Lender (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. The Lender has an absolute discretion as to whether to claim any Tax Credit and, if it does claim, the extent, order and manner in which it does so. The Lender is not obliged to disclose any information regarding its tax affairs or computations to the Agent or any Obligor.

         14.4   INLAND REVENUE TREATMENT OF THE LENDERS

               (A) Each Lender warrants that it is a Qualifying Bank at the date of this Agreement or, if later, at the date it becomes a party to the Facilities and that it will remain, until it notifies the Agent to the contrary, a Qualifying Bank and undertakes to notify the Agent immediately after it becomes aware that it is not or will cease to be a Qualifying Bank.

              (B) No Obligor will be required to pay increased amounts under Clause 14.3 in relation to any interest if:

                           (i)      the Lender is not or ceases to be a
                                    Qualifying Bank; or

                           (ii) in the case of a Lender falling within paragraph (a) of the definition of "Qualifying Bank", that interest is not beneficially owned by a person who is within the charge to United Kingdom corporation tax in respect of it.

                  This paragraph (B) applies only insofar as a withholding or deduction is due to the circumstances set out in (i) or (ii) above. It does not apply where the circumstances described in
                  (i) or (ii) above are a result of a subsequent change in law or concession or change in the interpretation or application of law or concession. Each Lender undertakes to notify the Agent immediately after it becomes aware of any change in the circumstances described in (i) or (ii) above.

         14.5   US BORROWER

                         (A) With respect to each Advance to a Borrower that is organised under the laws of the United States of America, each Lender that is not organised under the laws of the United States of America (a "Non-US Lender") (i) represents at the date the Borrower becomes a Party or, if later, at the date it becomes a party to the Facilities that it is (and until it notifies such Borrower and the Agent to the contrary will remain) entitled to the benefit of a double taxation treaty between the United States of America and the jurisdiction in which that Non-US Lender is resident under which payments of interest under this Agreement may be made free of US withholding tax to such Non-US Lender (a "US Treaty Bank") and (ii) shall promptly deliver to such Borrower US Internal Revenue Form 1001 (or successor form) claiming exemption from US withholding tax on interest and, if it is proper and lawful to do so, shall comply with requirements to keep such exemption in effect.

                 (B)     Clause 14.3 shall not apply to any US
                         withholding tax on any amount payable to a Non- US Lender by such a Borrower (or by a Guarantor of such a Borrower) to the extent that such US withholding tax arises (i) as a result of such a Non-US Lender not being or ceasing to be a US Treaty Bank (otherwise than by reason of a subsequent change of law or treaty) or (ii) due to a failure of such a US Treaty Bank to comply with the obligations in paragraph
                         (A)(ii) above.

         14.6    MITIGATION

                    This Clause 14.6 does not affect the obligations of any Obligor under the other paragraphs of this Clause 14. If any of Clause 14.1, 14.2 or 14.3 applies to a Lender, that Lender will take all steps reasonably open to it (including, without limitation, transferring the Facilities to another bank acceptable to the Parent) to mitigate the effect of that clause on the relevant Obligor. The Lender will not, however, be obliged to do anything which in its opinion (acting in good faith) would or would be reasonably likely to have an adverse economic effect on it.

         15         PAYMENTS

         15.1       METHOD AND TIMING OF PAYMENTS

                    All payments under this Agreement must be made in immediately available (or, in the case of dollars, same day) and freely transferable funds. Each payment must be for value on the due date.

         15.2       CURRENCY OF PAYMENT

                    (A)     In this Agreement, subject to paragraph (C):

                           (i) all payments by a Borrower in respect of an Advance, whether of interest or principal, shall be made in the currency (or the denomination of the currency) in which that Advance is denominated at the time of payment;

                           (ii) all payments relating to costs, losses, expenses or taxes shall be made in the currency in which the relevant costs, losses, expenses or taxes were incurred; and

                           (iii)    any other amount payable under this
                                    Agreement shall, except as otherwise
                                    provided, be made in sterling.

                  (B) Subject to paragraph (C), following the start of the Third Stage, any Advance requested to be denominated in the national currency unit of a Participating Member State shall be made in the national currency unit requested and any Advance requested to be denominated in euro shall be made in euro.

                  (C) If and to the extent that any legislation in relation to the Third Stage provides that an amount denominated either in euro or in the national currency unit of a given Participating Member State and payable within that Participating Member State by crediting an account of the creditor can be paid by the debtor either in euro or in that national currency unit, a party shall be entitled to pay that amount either in euro or in the national currency unit.

         15.3     PAYMENTS THROUGH THE AGENT

                  (A) Normal arrangements: All payments by an Obligor or by a Lender under this Agreement will be made through the Agent to its account at such office or bank as it may notify to the Obligor or the Lender for this purpose. The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

                  (B) ALTERNATIVE ARRANGEMENTS: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the relevant Borrower and that Lender. In this case the Borrower and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 17.1.




          15.4    PAYMENTS TO A BORROWER

                  Each payment by the Agent to a Borrower will be made to the account of the Borrower in the principal financial centre of the country concerned (or, in the case of euros, London or a
                  principal financial centre          of a Participating Member
                  State) as the Parent may notify to the Agent from time to time or such other account as may be agreed.

          15.5    PAYMENTS TO THE LENDERS

                  Each payment by the Agent to each Lender will be made to such account of that Lender in the principal financial centre of the country concerned (or, in the case of euros, London or a principal financial centre of a Participating Member State) as the Lender may notify to the Agent from time to time.

          15.6    CHANGE OF ACCOUNT

                  The Parent or a Lender may change any of its receiving accounts, or those for a particular Borrower, by not less than five Business Days' notice to the Agent. The Agent may change any of its receiving accounts by not less than five Business Days' notice to the Parent and each Lender.

          15.7    REFUNDING OF PAYMENTS BY THE AGENT

                  This Clause 15.7 applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it on request. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This Clause 15.7 does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

          15.8    NON-BUSINESS DAYS

                  If a payment would be due on a day other than a Business Day, the payment obligation will be deferred to the next Business Day, unless that day is in another calendar month. Where that next Business Day is in the next calendar month, the payment obligation will be brought forward to the last Business Day of the current calendar month. Interest and commitment fee payments will be adjusted accordingly. During any extension of the due date for payment of any principal, interest is payable on the principal at the rate payable on the original due date.

         15.9      PAYMENT IN FULL

                   All payments made by an Obligor under this Agreement will be made without set-off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event, Clause 14.3 applies.

         15.10    PARTIAL PAYMENTS

                (A) If in relation to a Facility the Agent receives a
                    payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Agent shall apply that payment towards the obligations of the Obligor(s) in the following order:


                   (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent;

                  (ii) secondly, in or towards payment pro rata of any accrued interest and fees under Clause 5.4 due but unpaid under this Agreement;

                  (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                  (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

                  (B) To the extent that a shortfall as described in paragraph (A) arises in respect of both Facilities at the same time, the Agent shall apportion amounts between both Facilities on a pro rata basis to the outstandings under the Facilities as determined by reference to the applicable Exchange Rate .

                  (C) The Agent shall, if so directed by all the Lenders, vary the order set out in sub-paragraphs (A)(ii) to
                           (iv) above. The Agent shall notify the relevant Borrower of any such variation.

                  (D) Paragraphs (A), (B) and (C) above shall override any appropriation made by an Obligor.

         16.       LATE PAYMENT

         16.1      DEFAULT INTEREST

                   Each Obligor agrees to pay interest on all amounts unpaid by it under this Agreement after their due date for payment. This interest will be computed by reference to successive periods of a duration not exceeding six months selected by the Agent (acting reasonably). The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 1 per cent. plus LIBOR for that period plus the Applicable Margin plus, if relevant for an Advance, the Costs Rate. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount.

         16.2      INDEMNITY

                   If any Obligor fails to make a payment on the due date, such Obligor agrees to reimburse and indemnify the person entitled to the payment for the losses and expenses (including loss of profit) that person reasonably incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 16.1.

         17.       SHARING AMONG LENDERS

         17.1      NOTICE

                   If an amount due to a Lender under this Agreement is discharged other than by payment through the Agent, that Lender (the "RECIPIENT") agrees to notify the Agent. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by an Obligor direct to the Recipient. The notification will provide details of the amount discharged and will be delivered no later than 10 Business Days after the discharge.

         17.2      DETERMINATION BY THE AGENT

                   Where a Lender has issued a notice under Clause 17.1 the Agent will determine what payments, if any, are due under Clause 17.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 17.1. The determination will be notified to the Parent and the Lenders.


         17.3      LITIGATION

                   In determining the amount due under Clause 17.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause 17.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

         17.4      PAYMENT TO THE AGENT

                   The Recipient agrees to pay to the Agent an amount calculated as follows:

                                  P = D (X - Y)

                   where

                   P        = the amount payable to the Agent

                   D        = the aggregate amount due to the Recipient out of
                   which an amount has been discharged

                   X        = the fraction of D which has been discharged

                   Y        = the fraction which has been discharged, if any, of
                   the aggregate amount due to the Lender which has the greatest proportion of that amount still outstanding.

                   This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 17.2.

         17.5      OBLIGATIONS OF THE PARENT

                   Any amount due to the Recipient which would otherwise have been discharged as described in Clause 17.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause 17.4 as a result. Accordingly the Parent agrees to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 17.2.

         17.6      DISTRIBUTION

                   The Agent agrees to distribute to the Lenders the amount received by it under Clause 17.4 as if that amount had been received from an Obligor in discharge of an amount due under the Agreement. That Obligor will then be treated as having paid that amount.

         17.7      RECOVERY

                   This Clause 17.7 applies if an amount discharged as described in Clause 17.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause 17.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any interest or other losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 17.4.

         18.       GUARANTEE



         18.1      GUARANTEE

                   Each Guarantor guarantees the due and punctual performance of all obligations of each Borrower (other than itself) under this Agreement. This guarantee is unconditional and irrevocable.

         18.2      AGREEMENT TO PAY

                   Each Guarantor agrees to pay as if it were principal obligor within three Business Days of demand each amount due by each Borrower (other than itself) which is unpaid after the due date therefor. The demand may be made at any time after the due date for payment. Payment will be made in the same currency as the amount due by the relevant Borrower.

         18.3      CONTINUING GUARANTEE

                   This guarantee is a continuing guarantee. No payment or other settlement will discharge each Guarantor's obligations until the obligations of all the Borrowers have been discharged in full.

         18.4      OTHER GUARANTEES AND SECURITY

                   This guarantee is in addition to, and independent of, any other guarantee or security.

         18.5      ENFORCEMENT

                   This guarantee may be enforced before any steps are taken against any Borrower or under any other guarantee or security.

         18.6      PRESERVATION OF RIGHTS

                   Subject to the proviso in paragraph (A), this guarantee will only be discharged by receipt of irrevocable payment in full. It will not be discharged by any other action, omission or fact. Each Guarantor's obligations will, therefore, not be affected by:

                  (A) The obligations of any Borrower being or becoming void, invalid, illegal or unenforceable, except where such obligations become void, invalid, illegal or unenforceable as a result directly or indirectly of the negligence of the Agent or any Lender or the default or breach by the Agent or any Lender of any mandate or contract between the Agent or any Lender and such Borrower or any other person.

                  (B) Any change, waiver or release of the obligations of any Borrower or any other person.

         (C) Any concession or time being given to any Borrower or any other person.

         (D) The winding-up or reorganisation of any Borrower or any other person.

         (E) Any change in the condition, nature or status of any Borrower or any other person.

         (F) Any of the above events occurring in relation to another Guarantor or provider of security or its obligations.

         (G) Any failure to take, retain or enforce any other guarantee or security.

         Any receipt from any person other than a Guarantor will reduce the outstanding balance only to the extent of the amount received.



18.7     REPRESENTATIONS OF THE GUARANTOR

         Each Guarantor confirms that it does not have the benefit of any Encumbrance in respect of this guarantee or the indemnity in Clause 19.

18.8     COVENANTS OF THE GUARANTOR

         Each Guarantor agrees as follows:

         (A) SECURITY: It will not have the benefit of any Encumbrance in respect of this guarantee or the indemnity in Clause 19.

         (B)      EXERCISE OF RIGHTS: It will not:

                  (i) in competition with the Agent or any Lender take the benefit of any right against any Borrower or any other person in respect of amounts paid under this guarantee; or

                  (ii) other than in connection with any inter-company loan with a Borrower before a claim has been made under this guarantee and except insofar as all sums due and payable by such Borrower under this Agreement shall have been paid in full, claim or exercise against any Borrower any right to any payment (whether or not in connection with this Agreement);

                  (iii) (until all sums due and payable by such Borrower under this Agreement shall have been irrevocably paid in full) be subrogated to any rights, security or moneys held, received or receivable by any Lender (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of a Guarantor's liability under this Clause 18;

                           (iv)     (after a claim has been made under
                                    this Clause 18 and until all sums due and payable by such Borrower under this Agreement shall have been irrevocably paid in full) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

         A Guarantor shall hold in trust for and forthwith pay or transfer to the Agent any payment or distribution or benefit of security received by it contrary to this Clause 18.

         The obligations in this Clause 18.8 will cease to have effect when the Facilities have ceased to be available and there are no amounts outstanding under the Facilities.

18.9     DISCHARGE CONDITIONAL

         Any settlement with, or discharge of, a Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee or security relating to the obligations under this Agreement, is set aside, invalidated or reduced. In this event each Guarantor agrees to reimburse the Lender for the value of the payment, guarantee or security which is set aside, invalidated or reduced.

18.10    APPROPRIATIONS

         Until all amounts which may be or become payable by the Obligors under or in connection with this Agreement have been irrevocably paid in full, each Lender (or any trustee or agent on its behalf) may:

         (A) refrain from applying or enforcing any other moneys, security or rights held or received by that Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or other) and no Guarantor shall be entitled to the benefit of the same; and

         (B) hold in a suspense account any moneys received from a Guarantor or on account of a Guarantor's liability under this Clause 18, and interest will accrue on those moneys on normal commercial terms.

18.11    NEW GUARANTORS

         Any Subsidiary or Subsidiary Undertaking of the Parent may become a party to this Agreement as a Guarantor. The Parent shall procure such Subsidiary or Subsidiary Undertaking to duly execute and deliver an Additional Guarantor Agreement in the form set out in Schedule 6 together with the documents listed in the Schedule to Schedule 6. A Subsidiary or Subsidiary Undertaking of the Parent will only become a party to this Agreement as a Guarantor when the Agent receives, in form and substance satisfactory to it, the documents listed in the Schedule to Schedule 6 and the Additional Guarantor Agreement, and so notifies the Parent and the Lenders.

         19.      GUARANTOR'S INDEMNITY

         19.1     INDEMNITY

                  If any Borrower fails to make a payment on the due date therefor, each Guarantor agrees within three Business Days of demand to reimburse the person entitled to the payment for the losses and expenses that person incurs, or will incur, as a result. Each Guarantor also agrees to reimburse the Agent or each Lender for all losses and expenses reasonably incurred and arising from any obligations of any Borrower being or becoming void, invalid, illegal or unenforceable.

         19.2     AMOUNT OF LOSS

                  For the purposes of this Clause 19, the Agent or any Lender will be treated as having suffered a loss equal to the amount expressed as being due to it by any Borrower. If this treatment is incorrect the Agent or any Lender will produce evidence of its loss.

         20.      RELEASE OF GUARANTORS

                  The Parent may request the release of any Guarantor (other than the Parent) from its obligations under this Agreement by sending a notice in writing to the Agent. The Agent agrees that on a date not less than one month after receipt of such notice such Guarantor shall (without prejudice to the obligations of the other Guarantors) be released from its obligations hereunder except with respect to any part of its obligations incurred prior to that date and except insofar as this would cause a breach of Clause 23(C) as at the date of release or if an Event of Default or Potential Event of Default is outstanding.

         21.      REPRESENTATIONS

         21.1     INITIAL REPRESENTATIONS

                  Each Obligor confirms that each of the following is true:

                  (A) NATURE: It is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

                  (B) POWERS: It has power to sign and deliver this Agreement and to exercise its rights and perform its obligations under this Agreement. The signature and delivery of this Agreement on its behalf and the exercise of its rights and the performance of its obligations under this Agreement have been duly authorised.

                  (C) LEGAL VALIDITY: Its obligations described in this Agreement are legal and valid and enforceable subject to the Reservations.

                  (D) NON-CONFLICT: The signature and delivery of this Agreement on its behalf and its exercise of rights and performance of obligations under this Agreement:

                           (i) are not prohibited by or will not contravene any law or its Memorandum or Articles of Association or its equivalent constitutional documents; and

                           (ii)     are not prohibited by, or will not
                                    contravene any or do not constitute an event of default under, any document or arrangement to which it is a party.

                  (E) RANKING OF OBLIGATIONS: Its financial obligations under this Agreement rank at least equally with all its other present and future unsecured and unsubordinated obligations. Certain categories of its other obligations will, however, be preferred in a liquidation by virtue of mandatory provisions of statute. They will be ignored for the purposes of this paragraph.

                  (F) NO EVENT OF DEFAULT: No Event of Default has occurred and remains unremedied.

                  (G) NO BREACHES: No member of the Group is in breach of or default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

                  (H) SECURITY: Execution and performance of its obligations under the Agreement will not result in an Encumbrance.

                  (I) LITIGATION: Save as disclosed there is no litigation or other proceedings current, or in so far as it is aware, pending or threatened in writing against any member of the Group which could reasonably be expected to have a Material Adverse Effect. In investigating the affairs of the Petersen Group, no litigation or other proceedings have come to its attention which could reasonably be considered to be material in the context of the Facilities.

                  (J) COMPLIANCE WITH ENVIRONMENTAL LAWS It is in compliance in all respects material in the context of the Facilities with applicable laws relating to environmental matters save that this paragraph shall not apply to the Petersen Group until after the Clean-up Date.

                  (K) ACCOUNTS: The Latest Annual Accounts were prepared in accordance with generally accepted published accounting principles accepted in the United Kingdom at the time they were prepared. They give a true and fair view of the assets and liabilities of the Group as at the date to which they were prepared and of the Group's results for the financial period ended on that date. To the extent that generally accepted accounting principles have changed since the previous financial year the Latest Annual Accounts either contain or are accompanied by a commentary explaining the principal differences.

                  (L) EVENTS SINCE THE ACCOUNT DATE: Since 31st March, 1998, there has been no material adverse change in the financial or trading position of the Group taken as a whole.

                  (M)      U.S. REGULATORY REQUIREMENTS:

                           (i) No Borrower is an investment company under the United States Investment Company Act of 1940, nor is it exempt from the provisions of that Act pursuant to an exemption under that Act, all of the conditions of which have been and are being fulfilled.

                           (ii) None of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X). "REGULATIONS T, U AND X" means, respectively, regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  (N) PUBLIC UTILITY HOLDING COMPANY ACT: No Borrower nor any of the Subsidiaries or Subsidiary Undertakings of any Borrower is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States of America Public Utility Holding Company Act of 1935.

                  (O) YEAR 2000: Any reprogramming required to permit the proper functioning, in and following the year 2000 of the computer systems of the Group (excluding systems and equipment supplied by others with which the systems of the Group are required to interface) will be substantially completed by 30th September, 1999, except where a failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         21.2     REPETITION

                  The representations in Clauses 21.1(A), (B), (C), (D), (G),
                  (I) (except for the second sentence thereof), (J), (K), (M),
                  (N) and (O) will be deemed repeated by the relevant Obligor in each Advance Request and on each Advance Date and each Acceptance Utilisation Date and on the first day of each Interest Period. This repetition will be with reference to the facts on that day.

         22.      INFORMATION COVENANTS

                  The Parent agrees to deliver each of the following to the Agent (upon request in sufficient copies for all the Lenders):

                  (A) Annual audited consolidated accounts of the Parent prepared in accordance with generally accepted accounting principles in the United Kingdom within 120 days of its financial year end.

                  (B) Interim unaudited consolidated accounts for the half year of the Parent prepared in accordance with generally accepted accounting principles in the United Kingdom within 90 days of the end of the first half of the financial year.

                  (C) Annual audited accounts for each Nominated Borrower and Guarantor (other than the Parent) prepared in accordance with generally accepted accounting principles in the jurisdiction of incorporation of that entity within 270 days of the end of its financial year.

                  (D) At the same time as (A) and (B) a certificate signed by two directors of the Parent that the Group is in compliance with the covenants set out in Clause 23 or, as the case may be, is not in compliance with any of the same and including a calculation relating to such covenants. The certificate will be substantially in the form set out in Schedule 11.

                  (E) All circulars and notices despatched to its shareholders or classes of creditors.

                  (F) All information reasonably requested by the Agent (including details of the then current Material Subsidiaries at each financial year end).

                  (G) Notice of any Event of Default or any Potential Event of Default immediately after any Obligor becomes aware of the same.

                  (H) If the Agent has reasonable grounds for suspecting that the same might exist, confirmation that no Event of Default or Potential Event of Default is outstanding, signed by two Directors of the Parent.

         23.      FINANCIAL COVENANTS

                  The Parent shall procure that:

                  (A) Consolidated Net Worth shall not at any time fall below an amount equal to pound sterling 550,000,000.

                  (B) In respect of each period of twelve months ending on the dates to which the Parent's half year and annual accounts are made up the ratio of Net Consolidated Borrowings to Consolidated Earnings Before Interest and Tax will not exceed:

                          (i)       up to and including 31st March, 2000,
                                    4.00:1;

                          (ii) thereafter up to and including 31st March, 2002, 3.75:1; and

                          (iii)     thereafter 3.50:1.

                  (C)     The aggregate of:

                          (i) Borrowed Monies Indebtedness of the Parent's Subsidiaries that are not Guarantors (excluding inter-company loans from any member of the Group and any Advances or Acceptance Utilisation under the Facilities); and

                          (ii) the principal amount secured by Encumbrances granted over assets of the Parent or its Subsidiaries (ignoring for this purpose any Permitted Encumbrance within the ambit of paragraphs (a), (b), (f) or (i) of the definition thereof)

                           shall not at any time exceed 10 per cent. of Consolidated Net Worth at such time.

                           For the purposes of this paragraph, only net Borrowed Monies Indebtedness incurred under any notional pooling scheme to be operated by the Group for the management of the Group's cash resources shall be taken into account and until the Clean-Up Date Borrowed Monies Indebtedness of, and Encumbrances created by, the Petersen Group in existence at the date of this Agreement shall be ignored.

                  (D) In respect of each period of twelve months ending on the dates to which the Parent's half year and annual accounts are made up (the first such period ending on 31st March, 1999), the ratio of Consolidated Earnings Before Interest and Tax to Consolidated Net Interest Payable shall not fall below 3.50:1.

                  (E) There shall be no change to its Accounting Reference Date without the consent of an Instructing Group (not to be unreasonably withheld or delayed).

24.      GENERAL COVENANTS

24.1     COVENANTS

         Each Obligor agrees as follows:

                  (A) RANKING OF OBLIGATIONS: Its obligations to each Lender will rank as provided in Clause 21.1(E).

         (B) DISPOSALS: It shall not, and will procure that none of its Subsidiaries or Subsidiary Undertakings (either in a single transaction or in a series of transactions whether related or not) shall sell, transfer, lease, lend or otherwise dispose of (such transactions being referred to as "disposals") all or any part of its assets, except for:

                  (i) disposals of assets in the ordinary course of business;

                  (ii)     disposals to any member of the Group;

                  (iii) disposals with the prior consent of an Instructing Group (such consent not to be unreasonably withheld);

                  (iv) disposals of cash for purchases of assets in the ordinary course of business and for the purchase of the Petersen Shares;

                  (v) disposals of assets to the extent that the proceeds therefrom are within 3 months before or after such disposal, reinvested in or used to acquire shares or assets in a business in a sector in which any member of the Group is engaged at the time of the disposal;

                  (vi) disposals of assets to the extent that the proceeds therefrom are within three months of such disposal, used to repay or prepay either Facility or to the extent that the Revolving Credit Facility is cancelled in an amount equal to such proceeds; and

                  (vii) other disposals of assets which in each financial year generate in aggregate 10 per cent. or less of Consolidated Earnings Before Interest and Tax as at the date of the Latest Annual Accounts.

         (C) NEGATIVE PLEDGE: Neither it nor any of its Subsidiaries or Subsidiary Undertakings will create or permit to subsist any Encumbrance on the whole or any part of its assets other than Permitted Encumbrances, and only if, even in the case of a Permitted Encumbrance, it does not contravene Clause 23(C).

         (D) INSURANCE: It shall maintain insurance cover with reputable insurers or underwriters at a level and against such risks as are usual for companies carrying on its business (but this undertaking shall not apply to any member of the Petersen Group until after the Clean-up Date).

         (E) CHANGE OF BUSINESS: It shall ensure that no substantial change is made to the general nature of the business of the Group taken as a whole.

         (F) ERISA: If there is a U.S. Borrower, each member of the Controlled Group is in compliance with the applicable provisions of law, including ERISA, the Code and the applicable minimum funding standard requirements of ERISA and the Code with respect to each Plan except where such non-compliance could reasonably be expected not to have a

                  Material Adverse Effect. No Reportable Event which has or could reasonably be expected to result in any material liability has occurred with respect to any Plan. No member of the Controlled Group has:

                  (i)      sought a waiver of the minimum funding standard under
                           Section 412 of the Code in respect of any Plan; or

                  (ii) made any amendment to any Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code.

                  Any member of the Petersen Group shall be ignored for the purpose of this undertaking until after the Clean-up Date.

         (G) HEDGING: within 3 months of the Unconditional Date the Parent will hedge a minimum of 25 per cent. of the Group's exposure to an increase in interest rates on its anticipated Net Consolidated Borrowings for a minimum period of two years. For this purpose "hedge" includes any interest rate swap, cap, collar, option, hedge, forward rate or other similar agreement designed to protect against fluctuations in interest rates or any fixed rate basis.

         (H)      THE OFFER

                  The Parent shall:

                  (i) to the extent that it has not already done so, issue the Press Release within 2 Business Days of the date of this Agreement;

                  (ii) until the earlier of the date the Offer lapses or is finally closed, comply in all material respects with the Financial Services Act 1986 and the Companies Act 1985 and all other applicable laws and regulations relevant in the context of the Offer;

                  (iii) provide each of the Arrangers with such information regarding the progress of the Offer and the Rights Issue as it may reasonably request;

                  (iv) not issue any press release or make any statement during the course of the Offer which contains any information or reference concerning this Agreement or the Lenders without first obtaining the prior approval of the information or reference from the Arrangers, in each case such approval not to be unreasonably withheld or delayed (it being acknowledged that the Press Release, the Shareholder Circular and the draft SEC filing made in relation to the Offer has already been approved);

                  (v) not declare the Offer unconditional as to acceptances until it is entitled to acquire (whether pursuant to the Offer or otherwise) more than 50 per cent. of the Petersen Shares; and

                  (vi) ensure that Petersen is a wholly-owned Subsidiary of the Parent within 150 days of the Unconditional Date.

         (I) ENVIRONMENTAL LAWS: It will procure that all members of the Group will comply with applicable laws relating to environmental matters where non-compliance could reasonably be expected to have a Material Adverse Effect save that this undertaking shall not apply to the Petersen Group until after the Clean-up Date.

         (J) DISCHARGE OF SECURITY: The Parent shall ensure that all Encumbrances in relation to the Petersen Group in existence on the date that Petersen becomes a Subsidiary of the Parent will, to the extent that they are not Permitted Encumbrances except by reason of paragraph (e) of the definition thereof, be released as soon as practicable and in any event within 90 days of the Unconditional Date.

         (K) ACQUISITIONS: The Parent shall ensure that until 31st March, 2000 no member of the Group may acquire any asset (excluding the Petersen Group and certain assets of the Curtco Freedom Group) unless the aggregate debt element of the financing costs of all acquisitions since the date of this Agreement is less than pound sterling 200,000,000 (or its equivalent in other currencies).

         (L) UNDERWRITING AGREEMENT: The Parent shall ensure that the underwriting agreement of even date herewith relating to the Rights Issue will not be amended without the consent of the Instructing Group. This prohibition does not apply to amendments made to correct manifest errors.

24.2     DURATION OF COVENANTS

         The obligations of the Obligors under Clause 24.1 will cease to have effect when the Facilities have ceased to be available and there are no amounts outstanding under the Facilities.

25.      EVENTS OF DEFAULT

25.1     EVENTS OF DEFAULT

         Each of the following is an Event of Default:

         (A) NON-PAYMENT OF SUMS DUE: Any Obligor fails to pay an amount due under this Agreement on its due date or (provided that such failure is solely the result of any administrative or technical error on the part of the Obligor or any bank) within three Business Days of receiving written notice from the Agent of non-payment.

         (B) BREACH OF ANY OTHER OBLIGATIONS: Any Obligor fails to perform any other obligation under this Agreement and:

                  (i) if the failure is capable of remedy, it is not remedied within 15 Business Days of the relevant Obligor receiving written notice (specifying that there is a Potential Event of Default) from the Agent to remedy the same; or

                  (ii) if the failure is not capable of remedy, notice that it is an Event of Default is given to the relevant Obligor by the Agent.

                           However, neither the 15 Business Day grace period nor the requirement to give notice will apply to a breach of Clause 23(A), (B) or (D) or Clause 24.1(B).

         (C) UNTRUE REPRESENTATIONS: Any representation or warranty made, or deemed repeated, by any Obligor in this Agreement is incorrect in any material respect when made or deemed repeated and, if capable of remedy, it is not remedied within 15 Business Days.

         (D) CROSS-DEFAULT: Any Financial Indebtedness of the Group (excluding, until after the Cleanup Date, the Petersen Group) exceeding pound sterling 25,000,000 (or the equivalent in other currencies) in aggregate:

                  (i) is not paid or repaid when due or within any applicable grace period; or

                  (ii) becomes (or is capable of being declared) enforceable, redeemable or repayable prior to the due date for payment thereof as a result of any actual default (however described) by the relevant member of the Group, except, in either case, where there is a bona fide dispute as to payment on the basis of favourable independent legal advice or where such Financial Indebtedness of the Petersen Group becomes or is capable of being declared enforceable, redeemable or repayable solely as a result of the Offer or any agreement that may be entered into in connection with the Offer.

         (E) ENFORCEMENT OF SECURITY: A receiver is appointed or an encumbrancer takes possession of or a distress, execution or other process is levied or enforced upon the whole or a substantial part of the assets of any Obligor or Material Subsidiary and, in the case of a distress, execution or other process, is not discharged, dismissed or stayed within 15 Business Days.

         (F) INABILITY TO PAY DEBTS: Any Obligor or any Material Subsidiary is unable to pay its debts as they fall due or makes admission of the same within the meaning of sections 123(1)(e) or 123(2) of the Insolvency Act 1986 or suspends making payments on all or any class of debts or formally announces an intention to do so or a moratorium is declared in respect of all or any class of its indebtedness.

         (G) WINDING-UP ETC.: Any Obligor or Material Subsidiary takes any corporate action or other steps are taken or legal proceedings are started for:

                  (i) the winding-up, dissolution, liquidation or administration of an Obligor or Material Subsidiary, other than:

                           (a) a bona fide reconstruction or amalgamation of a company other than the Parent while solvent for which the Instructing Group has given its prior approval (which shall not be unreasonably withheld); or

                           (b)      a voluntary solvent winding-up of a
                                    Subsidiary or Subsidiary Undertaking of the Parent where the surplus assets of such Subsidiary or Subsidiary Undertaking are distributed to another member of the Group; or

                           (c)      the presentation of a petition for
                                    winding-up by a creditor on vexatious or frivolous grounds which is discharged within 15 Business Days;

                  (ii) the composition, assignment or arrangement with any creditors of an Obligor or Material Subsidiary;

                           or

                  (iii) the appointment of an administrator, administrative receiver, receiver, trustee or similar officer of its or of any or all of its revenues and assets.

         (H) REPUDIATION OF GUARANTEES: The Parent or any Guarantor repudiates its obligations under a Guarantee.

         (I) MATERIAL ADVERSE CHANGE: There is an adverse change in the financial condition of the Group taken as a whole which could reasonably be expected to have a Material Adverse Effect.

         (J) CESSATION OF BUSINESS: Other than in relation to a disposal permitted by Clause 24.1(B) any Obligor or Material Subsidiary ceases to carry on its business.

         (K) ANALOGOUS PROCEEDINGS: There occurs in relation to any Obligor or Material Subsidiary, in any country or territory in which it carries on business, or to the jurisdiction of whose courts it is subject any event which corresponds in that country or territory with those mentioned in paragraphs (F) and (G) subject to the same exceptions.

         (L) BRIDGING FACILITY: An event of default under the Bridging Facility occurs.

         (M)      UNLAWFULNESS:

                           (i) It becomes unlawful for an Obligor to perform its payment obligations under this Agreement; or

                           (ii) the guarantee of any Guarantor is ineffective or is alleged by an Obligor to be ineffective for any reason,

                  and in any such case the relevant Obligor or Guarantor is not discharged from this Agreement in accordance with Clause 20 or
                  29.2 within 15 Business Days.

25.2     CONSEQUENCES OF AN EVENT OF DEFAULT

         If an Event of Default occurs, the Agent may by notice to the Parent:

         (A) cancel the Facilities and the Total Commitments or any of them; and/or

         (B)      demand immediate repayment of any of the Advances; and/or

         (C) demand immediate payment in respect of all outstanding Bills which it has accepted of an amount calculated in accordance with Clause 12.

         The Agent agrees to deliver a notice under this Clause 25.2 if an Instructing Group instructs the Agent to do so. In the case of cancellation, the Lenders will be under no further obligation to make an Advance or accept any Bills. In the case of a demand for repayment, each Borrower agrees to pay the Lenders in accordance with the notice.

25.3     REPAYMENT

         If there is an Event of Default, the relevant Borrower agrees to pay on the date repayment is due interest accrued on any Advance made to it up to that date. If the date repayment of the Advance is due is not the last day of an Interest Period applicable to it, the relevant Borrower will reimburse the Lender for the losses and expenses the Lender has reasonably incurred, or will incur, as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lender to fund its participation in that Advance. They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

25.4     INDEMNITY

         If there is an Event of Default, the Parent agrees to reimburse each of the Agent and the Lenders for the losses and expenses it reasonably incurs, or will incur, as a result, except where such losses or expenses are caused by its misconduct or negligence.

25.5     CURRENCY INDEMNITY

         This Clause 25.5 applies where a payment due by any Obligor under or in connection with this Agreement is made or is required to be made in a currency other than the specified currency. To the extent that the amount received, when converted into the specified currency, is less than the amount due, the relevant Obligor agrees to reimburse the Lender for the difference. For the purposes of the computation of this amount the Lender will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, the Lender is unable to use the amount received to buy the specified currency on the date of receipt, the rate of exchange prevailing on the first date on which the Lender could buy the specified currency will be used instead. The obligation in this Clause 25.5 is a separate and independent obligation.

26.      EVIDENCE AND CERTIFICATES

26.1     EVIDENCE OF DEBT

         The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance and the face amount of any Bill accepted (and in each case the name of the Lender to whom such sum relates), (b) the amount of all principal, interest and other sums due or to become due from the Borrower to any of the Lenders under the Facilities and each Lender's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Lender's share therein.

26.2     CERTIFICATES

         Each certificate delivered under this Agreement must contain reasonable detail of the matters being certified, except that neither the Agent nor any Lender is obliged to disclose its tax affairs or other confidential information. Certificates delivered by the Agent will be conclusive unless there is a proven error.

27.      NOTICES

27.1     NATURE OF NOTICES

         No notice delivered by any Obligor under this Agreement may be withdrawn or revoked. Each notice delivered by any of them must be unconditional. Unless this Agreement specifies otherwise, it must also be given by an Authorised Signatory. All notices, consents, certificates and other communications must be in writing.

27.2      DELIVERY OF NOTICES

          Any notice or other communication given or made shall, if addressed as set out in the signature page, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

          (A) if in writing and delivered in person or by courier, on the date it is delivered;

          (B) if sent by facsimile transmission, on the date that transmission is received in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine); and

          (C) if sent by registered first class post or the equivalent (return receipt requested), on the date that post is delivered or its delivery is attempted.

          Any notice or other communication given or made, or deemed to have been given or made after the close of business on a Business Day will be deemed not to have been given or made until the first following day that is a Business Day.

27.3      NOTICES THROUGH THE AGENT

          Each notice from an Obligor or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

27.4      ADDRESS DETAILS

          Notices will be delivered to the address or number of the intended recipient as set out on the signature page of this Agreement or other document whereby it becomes a party to this Agreement. An Obligor or a Lender may change its address or number by notice to the Agent. The Agent may change its address or number by notice to the Parent and each Lender.

28.       ASSIGNMENT

28.1      OBLIGORS

          The rights and obligations of the Obligors under this Agreement are personal to them. Accordingly they are not capable of assignment.


28.2      LENDERS

          (A)     (i)      Subject to sub-paragraph (A)(ii) below, a
                           Lender (the "Existing Lender") may assign, novate or otherwise transfer its rights and obligations under the Facilities in whole or in part to a Qualifying
                           Bank (the "New Lender"), provided, in the case of the Revolving Facility only, it obtains the written consent of the Parent in advance (not to be unreasonably withheld or unreasonably delayed). No consent is required for an assignment, transfer or novation to an Affiliate or under the Term Loan Facility. Consent will be deemed to have been given if not expressly refused within 5
                           Business Days.

                  (ii) Unless the Parent consents (such consent not to be unreasonably withheld), a Lender falling within paragraph (b) of the definition of "Qualifying Bank" may not assign, novate or otherwise transfer its rights under the Facilities in whole or in part to a Lender falling within paragraph (a) of the definition of "Qualifying Bank" unless the Advance in relation to which such assignment, novation or transfer relates was made by a bank within the meaning of
                           Section 349(3) of the Income and Corporation Taxes Act 1988. Consent will be deemed to have been given if not expressly refused within 10 Business Days.

          (B) No assignment, novation or transfer of all or of part of a Lender's rights or obligations under Clause 28.2 may:

                    (i) up to the date falling 60 days from close of general syndication be on a non pro rata basis between the Term Facility and Revolving Facility;

                    (ii) at any time if on a pro rata basis, be an amount of less than pound sterling 5,000,000 (for the Revolving Facility) and $5,000,000 (for the Term Facility);

                    (iii) thereafter if on a non pro rata basis, be an amount of less than pound sterling 10,000,000 (for Revolving Facility) and $5,000,000 (for the Term Facility) or in each case the balance of its relevant Commitment.

          (C) If, at any time, any Lender assigns any of its rights or benefits hereunder or transfers all or any of its rights, benefits and obligations hereunder or transfers its facility office and, at the time of such assignment or transfer, there arises an obligation on the part of a Borrower under Clause 14 to pay to such Lender or its assignee or transferee any amount in excess of the amount it would have then been obliged to pay but for such assignment or transfer, then that Borrower shall not be obliged to pay the amount of such excess.

28.3      TRANSFERS BY LENDERS

          (A)       A transfer of obligations will be effective only if either:

                    (i) the obligations are novated in accordance with Clause 28.4; or

                    (ii) the New Lender confirms to the Agent and the
                         Parent that it undertakes to be bound by the terms of this Agreement as a Lender in form and substance satisfactory to the Agent and the Parent. On the transfer becoming effective in this manner the Existing Lender shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Lender.

        (B) On each occasion (other than in connection with the initial general syndication) an Existing Lender assigns, transfers or novates any of its Commitment(s) rights and/or obligations under the Agreement, the New Lender shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of pound sterling 1,000.

        (C)    An Existing Lender is not responsible to a New Lender for:

                 (i) the execution, genuineness, validity, enforceability or sufficiency of this Agreement or any other document;

                (ii) the collectability of amounts payable under this Agreement; or

               (iii) the accuracy of any statements (whether written or oral) made in or in connection with this Agreement.

        (D) Each New Lender confirms to the Existing Lender and the other Lenders and the Agent and the Arrangers that it:

                (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with this Agreement; and

               (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

          (E)  Nothing in this Agreement obliges an Existing Lender to:

                (i) accept a re-transfer from a New Lender of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

               (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

          (F) Any reference in this Agreement to a Lender includes a New Lender, but excludes a Lender if no amount is or may be owed to or by that Lender under this Agreement and its Commitment(s) has/have been cancelled or reduced to nil.

28.4      PROCEDURE FOR NOVATIONS

          (A)   A novation is effected if:

                 (i) the Existing Lender and the New Lender deliver to the Agent a duly completed certificate, substantially in the form of
                     Schedule 14; and


                (ii) the Agent executes it which it may do within 5 Business
                     Days of receipt.

          (B) Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed novation certificate on its behalf.

          (C) To the extent that they are expressed to be the subject of the novation in the novation certificate:

                  (i) the Existing Lender and the other parties to this
                      Agreement (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

                (ii) the New Lender and the existing Parties will assume
                     obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

               (iii) the rights of the Existing Lender against the existing
                     Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

                (iv) the New Lender and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New lender instead of the Existing Lender,

                all on the date of execution of the novation certificate by the Agent or, if later, the date specified in the novation certificate.

28.5       DISCLOSURE OF INFORMATION

           (A) A Lender may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this
               Agreement:

                (i) a copy of this Agreement; and

               (ii) any information which that Lender has acquired under or in connection with this Agreement,

               but only if the recipient of the information has agreed to keep that information confidential on the terms of paragraph
               (B) below.

           (B) Each Lender shall keep confidential and shall not, without the prior consent of the Parent, use any information (other than information which is publicly available other than as a result of a breach by that Lender of this paragraph (B)) supplied by or on behalf of any Obligor under or in connection with this Agreement otherwise than in connection with this Agreement. However, the restriction set out in this paragraph (B) shall not apply to, and each Lender shall be entitled to disclose, information:

                 (i) in connection with any legal proceedings arising out of or in connection with this Agreement; or


                (ii) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise; or

               (iii) pursuant to any law or regulation in accordance with which that Lender is require or accustomed to act; or

                (iv) to a governmental, banking, taxation or other regulatory authority of any competent jurisdiction; or

                 (v) to its accountants, legal advisers or other professional advisers.

28.6      REGISTER

          The Agent shall keep a register of all the Parties and shall supply the Parent (free of charge) with a copy of the register on request. The Agent shall notify the Parent within two Business Days of a change in the composition of the Register.

29.       ADDITIONAL BORROWERS

29.1      ADDITIONAL BORROWERS

           (A) The Parent may nominate one or more of its Subsidiaries or Subsidiary Undertakings as Nominated Borrowers if, unless the Nominated Borrower is incorporated in the U.K., the Lenders agree in advance.

           (B) A Subsidiary or Subsidiary Undertaking will become a Nominated Borrower upon the Agent receiving an Additional Borrower Agreement duly executed by that Subsidiary or Subsidiary Undertaking and the Parent, together with the documents referred to in Part 3 of
               Schedule 2, each in a form and substance satisfactory to the Agent.

           (C) The Agent will notify the Parent and, where appropriate, the Nominated Borrower promptly upon the requirements of paragraphs
               (A) and (B) being met.

           (D) Delivery of a duly executed Additional Borrower Agreement will constitute confirmation by that Subsidiary or Subsidiary Undertaking that the representations in Clause 21.1 are correct on the date of the Additional Borrower Agreement, as if made by it with reference to the facts and circumstances then existing.

29.2       WITHDRAWAL OF BORROWERS

           (A) If no Event of Default or Potential Event of Default is outstanding (other than under Clause 25.1(M)), the Parent may procure that any Nominated Borrower ceases to be a Borrower under this Agreement forthwith upon the Parent giving written notice to the Agent.

           (B) Upon such Nominated Borrower ceasing to be a Nominated Borrower under this Agreement, the Parent shall immediately and without further formality be substituted as the principal debtor in respect of any amounts owed by such Nominated Borrower and the Agent and each Lender shall thereupon cease to have any rights or claims whatsoever against that Nominated Borrower in its capacity as such, but without prejudice to any rights or claims against that Nominated Borrower in its capacity as a Guarantor, Material Subsidiary or otherwise. Following such substitution, all references to such Nominated Borrower shall be construed and read as if such references were to the Parent.

30.       WAIVERS AND AMENDMENTS

30.1      WRITING REQUIRED

          A waiver or amendment of a term of this Agreement will only be effective if it is in writing.

30.2      AUTHORITY OF THE AGENT

          If authorised by an Instructing Group, the Agent may grant waivers and agree amendments with the Parent. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of an Instructing Group. This Clause 30.2 does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

          (A)  The amount of the Facilities.

          (B) The amount or method of calculation of interest or commitment fee if it might have the effect of reducing any amount payable under this Agreement.

          (C) The manner, currency or timing of repayment of the Loan or of the payment of any other amount.

          (D)  An increase in any Commitment.

          (E)  The end of the period during which the Facilities are available.

          (F)  The definition of "Instructing Group".

          (G) Any requirement (including the one in this Clause 30.2) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

          (G) Clauses 4 (The Lenders), 17 (Sharing among Lenders) or 31 (The Agent and the Arrangers).

          Waivers or amendments affecting these matters require the consent of all Lenders. Waivers or amendments affecting the obligations of the Agent may not be made without its consent.

30.3      EXPENSES

          The Parent agrees to reimburse the Agent and each Lender for the expenses they reasonably incur as a result of any request made by any Obligor to waive or amend a term of this Agreement.

31.       THE AGENT, THE ARRANGERS AND THE LENDERS

31.1 The Arrangers and each of the Lenders hereby appoints the Agent to act as its agent in connection herewith and irrevocably authorises the Agent to exercise such rights, powers and discretions as are specifically delegated to the Agent by the terms hereof and in connection with the Facilities together with all such rights, powers and discretions as are reasonably incidental thereto.

31.2      THE AGENT MAY:


          (A) assume that:

                (i) any representation made by any Obligor in connection
                    herewith is true;

               (ii) no event which is or may become an Event of Default or
                    Potential Event of Default has occurred; and

              (iii) no Obligor is in breach of or default under its obligations hereunder

               unless it has actual notice to the contrary from any Party;

          (B) (i) assume that the facility office of each Lender is that identified with its signature below until it has received from such Lender a notice designating some other office of such Lender to replace its facility office and act upon any such notice until the same is superseded by a further such notice; and

              (ii) treat each Lender as a Lender entitled to payments under this
               Agreement until it has received not less than five Business Days' notice from that Lender to the contrary;

          (C) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

          (D) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a certificate signed by or on behalf of such Obligor;

          (E) rely upon any communication or document reasonably believed by it to be genuine;

          (F) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

          (G) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with the Facilities until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

          (H) act as agent or trustee or in a fiduciary or other capacity on behalf of any other group of banks or financial institutions providing facilities to any member or members of the group or any associated company of any such member without regard to the effect of exercising or omitting to exercise its rights, discretions, powers and duties in such capacity on the interests of the Lenders, and act or omit to act in such capacity as freely in all respects as if the Agent had not been appointed to act as agent for the Lenders; and

          (I) subscribe for, hold or become beneficially entitled to, and dispose of, shares or securities, or options or other rights to and interests in shares or securities in any member or members of the Group or any associated company of any such member (and, in each case, may do so without liability to account).

31.3      The Agent shall:

          (A) promptly inform each Lender of the contents of any notice or document received by it in connection with the Facilities in its capacity as Agent hereunder from any Obligor;

          (B) promptly notify each Lender of the occurrence of any Event of Default or any default by any Obligor in the due performance of or compliance with its obligations under this Agreement of which the Agent has actual notice;

          (C) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on all the Lenders; and

          (D) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder.

31.4 Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the Arrangers shall:

          (A)  be bound to enquire as to:

                (i) whether or not any representation made by any Obligor in connection herewith is true;

               (ii) the occurrence or otherwise of any event which is or may become an Event of Default or Potential Event of Default;

              (iii) the performance by any Obligor of its obligations hereunder;
                    or

               (iv) any breach of or default by any Obligor of or under its obligations hereunder;

          (B) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

          (C) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person and the Agent shall be deemed not to have any actual knowledge or actual notice of the contents of any information; or

          (D) be under any fiduciary duty towards any Lender or under any obligations other than those for which express provision is made herein.

         If it is also a Lender, the Agent and the Arrangers have the same rights and powers under the facilities as though it were not the Agent or an Arranger.

31.5 To the extent that the Agent is not indemnified on demand by the Obligors and without limiting the liability of any Obligor, each Lender shall, from time to time on demand by the Agent, indemnify the Agent against any and all costs, claims, expenses (including legal fees and value added tax thereon) and liabilities which the Agent may incur, otherwise than by reason of its own negligence or wilful misconduct, in acting in its capacity as agent hereunder. The liability of each Lender under this Clause 31.5 will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the aggregate of the Loan and the Uncancelled Facility Amount. If the losses or expenses are attributable to an activity of the Agent which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement.

31.6 Neither the agent nor the arrangers accepts any responsibility for the accuracy and/or completeness of any information supplied (including, without limitation, the information memorandum) or representation made by any obligor at any time, in each case whether written or oral, in connection herewith or for the legality, effectiveness, adequacy or enforceability of this agreement and the agent shall not be under any liability as a result of taking or omitting to take any action or failing to make any enquiries of whatever nature in relation to this agreement, save in the case of gross negligence or wilful misconduct.

31.7 Each party agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or of any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 31.6.

31.8 The agent and the arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with obligors and the other members of the group.

31.9 The Agent may resign its appointment notwithstanding its irrevocable appointment hereunder at any time without assigning any reason therefor by giving not less than 30 days' notice of its intention to do so to the Parent and the Lenders. The Agent may be removed by notice given by an Instructing Group to the Agent and the Parent. In either case, an Instructing Group may appoint a successor acceptable to the Parent during such notice period but if it does not appoint such a successor the Agent may (with the agreement of the Parent) do so. Any such successor must be a reputable and experienced bank or other financial institution with an office in London. Upon any such successor as aforesaid being appointed and accepting such appointment (but not before), the retiring Agent shall be discharged from any further obligation hereunder (save as specified below) as such and its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto in place of the retiring Agent. The provisions of this Clause 31.9 shall continue in effect for the benefit of the retiring Agent in respect of any actions taken or omitted to be taken by it while it was acting as such Agent, but subject thereto, and notwithstanding its retirement, the retiring Agent shall remain liable for any action taken or omitted by it hereunder while it was Agent. The retiring Agent shall make over to its successor all such records as its successor requires to carry out its duties.

         Notwithstanding the above, the Agent may resign its appointment hereunder at any time by giving not less than 30 days' notice of its intention to do so to the Parent and the Lenders and may forthwith appoint one of its affiliates as successor Agent.

31.10 It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the members of the Group and the Petersen Group and, accordingly, each Lender warrants to the Agent and the Arrangers that it has not relied and will not hereafter rely on either the Agent or the Arrangers:

         (A) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by and any Obligor in connection with the Facilities or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Lender by the Agent or the Arrangers); or


         (B) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group and the Petersen Group.

31.11 The Agent shall perform its agency functions hereunder through the office identified with its signature below or such other office in London (or, with the prior written consent of the Parent, elsewhere) as the Agent may from time to time select.

31.12 In acting as agent for the lenders, the agent's agency division shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this clause 31.12, if the agent should act for any member of the group in any capacity in relation to any other matter, any information given by that member of the group to the agent in such other capacity may be treated as confidential by the agent.

32.      MISCELLANEOUS

32.1     EXERCISE OF RIGHTS

         If the Agent or a Lender does not exercise a right or power when it is able to do so, this will not prevent it exercising that right or power. When it does exercise a right or power, it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies it may have. Those other rights and remedies are not affected by this Agreement.

32.2     COUNTERPARTS

         There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

32.3     ENFORCEMENT COSTS

         The Parent shall within 7 days of demand pay to each Lender or the Agent or an Arranger the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, this Agreement.

32.4     ACQUISITION FINANCING INDEMNITY

         (A) The Parent shall within 5 Business Days of demand indemnify the Agent, each of the Arrangers and each Lender against any loss or liability which that Party suffers or incurs as a consequence of any litigation proceeding arising, pending or threatened against that Party as a result of the Offer (whether or not made) or of it agreeing to finance or refinance any acquisition by the Parent or any person acting in concert with the Parent of any Petersen Shares or arising out of the use of proceeds of these Facilities ("relevant litigation") except to the extent caused by its negligence or misconduct.

         (B) The relevant Party shall notify the Parent promptly upon becoming aware, and in reasonable detail, of any relevant litigation and shall keep the Parent informed of its progress.

         (C) The relevant Party shall conduct any relevant litigation in good faith and will give careful consideration to the views of the Parent in relation to the appointment of professional advisers and the conduct of the litigation taking into account (to the extent practicable) both its interests and the interests of the Parent.


         (D) The relevant Party may only concede or compromise any claim in respect of any relevant litigation if it is acting reasonably and has consulted the Parent before so doing.

         (E) Notwithstanding paragraphs (A) to (D) above, a relevant Party is not required to disclose to the Parent any matter in respect of which it is under a duty of non-disclosure or which is subject to any attorney/client privilege, or which relates to a Party's policy. Any information disclosed by a Party to the Parent under this Clause 32.4 shall be subject to the same conditions of confidentiality as those set out in Clause 28.5 (Disclosure of information) in relation to disclosure to potential transferees.

32.5     STAMP DUTIES

         The Parent shall pay and forthwith on demand indemnify each Lender or the Agent or an Arranger against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Agreement.

32.6     SEVERABILITY

         If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

         (B) the legality, validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

32.7     SET-OFF

         If an Event of Default or Potential Event of Default has occurred, a Lender may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Lender) against any obligation (whether or not matured) owed by that Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Lender may set off in an amount estimated by it in good faith to be the amount of that obligation.

33.      LANGUAGE

         (A) Any notice given under or in connection with this Agreement shall be in English.

         (B) All other documents provided under or in connection with this Agreement shall be:

                  (i)      in English; or

                  (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

34.      JURISDICTION

34.1     SUBMISSION

         For the benefit of the Agent and each Lender, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of the English courts.

34.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

         (A) irrevocably appoints the Parent as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement;

         (B) agrees that failure by the Parent to notify the Obligor of the process will not invalidate the proceedings concerned; and

         (C) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 27.

34.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Borrower:

         (A) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

         (B) agrees that a judgment or order of an English court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4     NON-EXCLUSIVITY

         Nothing in this Clause 34 limits the right of the Agent or a Lender to bring proceedings against an Obligor in connection with this Agreement:

         (A)      in any other court of competent jurisdiction; or

         (B)      concurrently in more than one jurisdiction.

35.      LAW

         This Agreement is to be governed by and construed in accordance with English law.

      IN WITNESS whereof this Agreement has been signed on behalf of the Parties.

                                   SCHEDULE 1
                            LENDERS AND COMMITMENTS




                                                                                                   TERM LOAN
                                                         REVOLVING COMMITMENT                      COMMITMENT
           LENDER                                           POUND STERLING                              $
           ------                                        --------------------                      ----------
BARCLAYS BANK PLC                                                 108,333,333.34                 293,333,333.34
DEN DANSKE BANK                                                   108,333,333.33                 293,333,333.33
AKTIESELSKAB
DEUTSCHE BANK AG                                                  108,333,333.33                 293,333,333.33
                                                                  --------------                ---------------
LONDON
                                                   pound sterling 325,000,000.00                $880,000,000.00
                                                                  ===============               ===============

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT
                                     Part 1

                                    General

1. A copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Parent. The copy must be certified by a director or the secretary of the Parent to be true, complete and in full force and effect.

2. A copy of a resolution of the board of directors of the Parent appointing a Committee and granting it authority to enter into loan facilities and guarantees each up to the full amount of the Facilities on behalf of the Parent. A copy of a resolution of the Committee approving the Facilities, authorising the signature and delivery of this Agreement and associated documents and appointing Authorised Signatories. The copies must be certified by a director or the secretary of the Parent to be true, complete and in full force and effect.

3. Specimen signatures of Authorised Signatories appointed by the resolution referred to in paragraph 2 above. These signatures must be certified by a director or the secretary of the Parent to be genuine.

4. A legal opinion from Allen & Overy, legal advisers to the Arrangers, in the form set out in Schedule 10.

5. A certificate of a director of the Parent confirming that utilisation of the Facilities in full would not cause any borrowing limit binding on it to be exceeded and that all defaults that may have been caused in the Parent's existing banking facilities as a result of the Offer have been waived.

6. A copy of the underwriting agreement relating to the Rights Issue. The copy must be certified by a director or the secretary of the Parent to be genuine and complete.

                                     PART 2

                               OTHER DOCUMENTATION

1. A copy of the Offer Document (in a form not materially inconsistent with the Press Release), the Shareholders Circular and the Press Release. The copies must be certified by a director or the secretary of the Parent to be genuine and complete.

2. Evidence that the Parent's shareholders have approved the acquisition of Petersen and the increase in the Parent's borrowing powers.

3. Evidence that the Parent, or its subsidiary, has accepted for payment the Petersen Shares sufficient to satisfy the Minimum Condition (as defined in the Offer) tendered and not withdrawn under the Offer or under a stockholders agreement dated 15th December, 1998.

4. Evidence that the bilateral loan facilities entered into by the Parent with various banks on or around 30th November, 1998 have been cancelled with effect from the Unconditional Date.

5. Evidence that the Rights Issue has become unconditional and the new shares admitted to listing in accordance with section 7.1 of the rules of the London Stock Exchange.

6. Confirmation that all waiting periods under the Hart Scott Rodino Anti Trust Improvement Act 1976 (as amended) and any regulations made under it in relation to the Offer having expired.

7.       A copy of the Petersen Solicitation/Recommendation Statement on
         Schedule 14 D-9.

                                     PART 3

                               NOMINATED BORROWER

1. An Additional Borrower Agreement, duly executed by the Nominated Borrower and the Parent.

2. A copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Nominated Borrower (or, if the Nominated Borrower is not incorporated in England and Wales, a copy of equivalent constitutional documents). The copy must be certified by a director or the secretary of the Nominated Borrower to be true, complete and in full force and effect.

3. A copy of a resolution of the board of directors of the Nominated Borrower approving the Facilities, authorising the signature and delivery of the Additional Borrower Agreement, appointing Authorised Signatories and authorising the Parent to act as agent pursuant to this Agreement. The copy must be certified by a director or the secretary of the Nominated Borrower to be a true, complete and in full force and effect.

4. Specimen signatures of Authorised Signatories appointed by the resolution referred to in paragraph 3 above. These signatures must be certified by a director or the secretary of the Nominated Borrower to be genuine.

5. Where the Nominated Borrower is not incorporated in England and Wales, a legal opinion from counsel in the jurisdiction of incorporation of the Nominated Borrower in form and substance satisfactory to the Agent.

6. A legal opinion from a firm of solicitors, acting as English legal advisers to the Agent, in form and substance satisfactory to the Agent.

7. A copy of any other authorisation or other document which is necessary in connection with the entry into and performance of the Additional Borrower Agreement, or the transactions contemplated by the Additional Borrower Agreement, or for the validity or enforceability of the Additional Borrower Agreement.

8.       If produced, the latest audited accounts of the Nominated Borrower.

                                   SCHEDULE 3
                            FORM OF ADVANCE REQUEST
[Date]

Barclays Bank PLC

[Address]


Dear Sirs

Multi-currency Sterling Revolving Credit, Sterling Bill Acceptance and Dollar Term Loan Facilities Agreement dated 15th December, 1998

We refer to the above agreement between yourselves as Agent and [us/EMAP plc] as parent, borrower and guarantor (the "Agreement"). Terms defined in the Agreement have the same meaning in this confirmation.

We [on our own behalf/as agent for [ ]] would like the Lenders to make an Advance under the Agreement as follows:

Facility:

Borrower:

Advance Date:

Amount of the Advance:

Interest Period:

Day Count Fraction:

Settlement Instructions:


Payments by EMAP
                                          Bank

                                          Sort Code/Swift Code
                                          Account number
                                          Account name

Payments to  EMAP
                                          Bank

                                          Sort Code/Swift Code
                                          Account number
                                          Account name

We confirm that on [date of request] and on the Advance Date there was and will be no Event of Default or [Potential Event of Default]* which has occurred or is occurring or would result from the Advance.

   Yours faithfully

      AUTHORISED SIGNATORY



-----------
* Delete to the extent Clause 7.3(D) applies.

                                   SCHEDULE 4
                     FORM OF ACCEPTANCE UTILISATION REQUEST
[Date]

Barclays Bank PLC

[Address]


Dear Sirs

BILL ACCEPTANCE FACILITY UNDER MULTI-CURRENCY STERLING REVOLVING CREDIT, STERLING BILL ACCEPTANCE AND DOLLAR TERM LOAN FACILITIES AGREEMENT DATED 15TH DECEMBER, 1998

CONTRACT REFERENCE: l

We refer to the above agreement between yourselves as Agent and [us/EMAP plc] as parent, borrower and guarantor (the "Agreement"). Terms defined in the Agreement have the same meaning in this confirmation.

We [on our own behalf/as agent for [ ]] would like the Lenders to accept Bills under the Bill Acceptance Facility as follows:

Facility: Bill Acceptance Facility under the Revolving Credit Facility

Borrower:

Acceptance Utilisation Date:

Face amount of the Bills:

Tenor:

Settlement Instructions:


Payments by EMAP
                                          Bank

                                          Sort Code/Swift Code
                                          Account number
                                          Account name

Payments to EMAP
                                          Bank

                                          Sort Code/Swift Code
                                          Account number
                                          Account name

We confirm that on [date of request] and on the Acceptance Utilisation Date there was and will be no Event of Default or [Potential Event of Default]* which has occurred or is occurring or would result from the Acceptance Utilisation.

   Yours faithfully

          AUTHORISED SIGNATORY


----------
* Delete if Rollover Utilisation -.

                                   SCHEDULE 5
                     FORM OF ADDITIONAL BORROWER AGREEMENT
[Date]

To: Barclays Bank PLC

[Address]
Dear Sirs



Multi-currency Sterling Revolving Credit, Sterling Bill Acceptance and Dollar Term Loan Facilities Agreement dated 15th December, 1998

We refer to Clause 29.1 of the above agreement (the "Loan Agreement").

[Name of Company] of [Registered Office] (Registered no. [ ]) agrees to become a Nominated Borrower and to be bound by the terms of the Loan Agreement as a Nominated Borrower in accordance with Clause 29.1 of the Loan Agreement.

This Agreement and the Loan Agreement will be read and construed as one document.

Our address and number for notices for the purpose of Clause 27 is:

[                                    ].
This Agreement is governed by English law.

Yours faithfully

 AUTHORISED SIGNATORY                                  AUTHORISED SIGNATORY

                          [Proposed Nominated Borrower]

 AUTHORISED SIGNATORY                                  AUTHORISED SIGNATORY

                                    EMAP plc

                                   SCHEDULE 6
                     FORM OF ADDITIONAL GUARANTOR AGREEMENT
                         ADDITIONAL GUARANTOR AGREEMENT

DATE :

PARTIES

1.       [                   ], a company incorporated in [                  ],
         of [address] (the "NEW GUARANTOR")

2. EMAP PLC, a company incorporated in England (number l), of l on its own behalf and on behalf of each Guarantor (as defined in the Loan Agreement referred to below)

3. BARCLAYS BANK PLC on its own behalf and on behalf of each Lender (as defined in the Loan Agreement) (the "AGENT").

BACKGROUND

A Multi-currency Sterling Revolving Credit, Sterling Bill Acceptance and Dollar Term Loan Facilities Agreement (the "LOAN AGREEMENT") was made on 15th December, 1998 between (1) EMAP plc, (2) the Lenders, (3) the Arrangers and (4) the Agent (each as defined in the Loan Agreement). Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrowers credit facilities of pound sterling 325,000,000 and U.S. $880,000,000.

Under Clause 18.11 of the Loan Agreement the New Guarantor is to become a Guarantor.

The parties agree as follows:

1.       INTERPRETATION

         Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.       CONDITIONS PRECEDENT

         Clause 3 will take effect when the Agent has received all the items listed in the Schedule in a form satisfactory to the Agent.

3.       INCORPORATION OF ADDITIONAL GUARANTOR

         With effect from the date of this Agreement the New Guarantor will:

         (a) become a party to the Loan Agreement as if it had been an original signatory as a guarantor; and

         (b) become a "GUARANTOR" within the definition in Clause 1.1 of the Loan Agreement.

         The New Guarantor, the Borrowers, each other Guarantor, the Agent and each Lender agree to be bound by the Loan Agreement on this basis.

4.       REPRESENTATIONS BY THE NEW GUARANTOR

         The New Guarantor confirms that the representations in Clause 21.1 of the Loan Agreement, if stated at the date of this Agreement with reference to the New Guarantor and the facts subsisting on the date of this Agreement, are true.

5.       CONSTRUCTION

         This Agreement and the Loan Agreement will be read and construed as one document. References in the Loan Agreement to the Loan Agreement (however expressed) will be read and construed as references to the Loan Agreement and this Agreement.

6.       NOTICES

         The notice details of the New Guarantor for the purpose of Clause 27.4 are as follows:

         Address:                   [                     ]

         Telephone number:          [                     ]
         Fax number:                [                     ]
         Attention:                 [                     ]

7.       LAW

         This Agreement is to be governed by and construed in accordance with English law. The New Guarantor intends to execute this Agreement as a deed and agrees to execute and deliver it as a deed.

                                  THE SCHEDULE
                              CONDITIONS PRECEDENT

1. A copy of the Certificate of Incorporation and the Memorandum and Articles of Association of the New Guarantor (or, if the New Guarantor is not incorporated in England and Wales, a copy of equivalent constitutional documents). Each copy must be certified by a director or the secretary of the New Guarantor to be true, complete and in full force and effect.

2. A copy of a resolution of the board of directors of the New Guarantor approving the Facilities and the Guarantee, authorising the signature and delivery of this Agreement and appointing Authorised Signatories. The copy must be certified by a director or the secretary of the New Guarantor to be true, complete and in full force and effect.

3. Specimen signatures of Authorised Signatories appointed by the resolution referred to in paragraph 2 above. These signatures must be certified by a director or the secretary of the New Guarantor to be genuine.

4. Where the New Guarantor is not incorporated in England and Wales, a legal opinion from counsel in the jurisdiction of incorporation of the New Guarantor in form and substance satisfactory to the Agent.

5. A legal opinion from a firm of solicitors, acting as English legal advisers to the Agent, in form and substance satisfactory to the Agent.

6. A copy of any other authorisation or other document which is necessary in connection with the entry into and performance of the Additional Guarantor Agreement, or the transactions contemplated by the Additional Guarantor Agreement, or for the validity or enforceability of the Additional Guarantor Agreement.

7.       If produced, the latest audited accounts of the New Guarantor.

SIGNATURES
[Name of New Guarantor]

Executed as a deed by the signatures
of a director and the secretary or of
two directors of the company
By:                (Director)

By:                (Director/Secretary)

EMAP PLC

By:

[AGENT]

By:

                                   SCHEDULE 7
                           FORM OF POWER OF ATTORNEY
To: Barclays Bank PLC





Date: [                          ]


Dear Sirs,

Multi-currency Sterling Revolving Credit, Sterling Bill Acceptance and Dollar Term Loan Facilities Agreement dated 15th December, 1998

1. We refer to the above agreement between you as Agent, us as a Borrower and various other parties (the "Agreement"). Terms defined in the Agreement shall have the same meaning herein.

2. The Agreement envisages that a Borrower shall ensure upon delivery of any Acceptance Utilisation Request that the Agent has a sufficient stock of blank signed Bills to enable it to proceed with the Acceptance Utilisation.

3. We hereby appoint you our true and lawful attorney for and in our name and on our behalf to do or execute all or any of the acts and things set out below upon receipt of an Acceptance Utilisation Request from us:

         (a)      to draw a Bill or Bills on our behalf;

         (b) to sign on each requested Bill as drawer on our behalf and, if appropriate to endorse on our behalf an appropriate number of Bills for appropriate amounts (in accordance with the terms of the Agreement) drawn upon you (such endorsement to be at your sole discretion a blank endorsement or a special endorsement (as such expressions are defined in the Bills of Exchange Act
                  1882) to the order of the party with whom you have arranged discounting of such Bill or Bills); and

         in accordance with an Acceptance Utilisation Request PROVIDED that the aforesaid signature and endorsement shall be executed in your name as our agent by the signature of two of your authorised signatories.

4. We ratify and confirm and agree to ratify and confirm everything you shall do or purport to do by virtue of this Power of Attorney.

5. We authorise and empower you to acknowledge in our name and as our act and deed this Power of Attorney and to do any and every other act and thing which may be necessary or proper for authenticating and giving full effect to this Power of Attorney according to the laws of England.

6. In consideration of you agreeing to pay to us all proceeds pursuant to Clause 12 of the Agreement, this Power of Attorney is given to secure the performance of the obligations owed by us to you under the Agreement and is therefore irrevocable for as long as those obligations remain undischarged.

7. This Power of Attorney shall be governed by and construed in accordance with English law.




SIGNED as a deed by [                             )

                  ] acting by its Director and its)
Director/Secretary                                )    ..............Director

                                                       ..............Director/
                                                                     Secretary

                                   SCHEDULE 8
                            FORM OF BILL OF EXCHANGE
Face of Bill

No.                           for pound sterling.................



 ............................................. 19....

To

On ............................................. 19.... pay against this Bill of
Exchange to our order the sum of .............................................
for value received against current receivables due in respect of consumer magazine publishing, the provision of business to business communications media and operating radio and cable TV stations.



Accepted by:


For and on behalf of                                   For and on behalf of
[Accepting Lender]                                     [The Borrower]



 ......................                                 .....................
Authorised Signatory                                   Authorised Signatory


REVERSE OF BILL


For and on behalf of
[The Borrower]


 .....................
Authorised Signatory

                                   SCHEDULE 9

                                   COSTS RATE

The Costs Rate is an addition to the interest rate on an Advance to compensate the Lenders for the cost attributable to an Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the Act) and/or by the Bank of England and/or the Financial Services Authority (the FSA) (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

The Costs Rate will be the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent as the rate resulting from the application (as appropriate) of the following formulae:

         in relation to Sterling Advances:       XL + S(L - D) + F x 0.01
                                                 ------------------------
                                                       100 - (X + S)


         in relation to other Advances:             F x 0.01
                                                    --------
                                                      300

where on the day of application of a formula:


X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Reference Bank is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

L is the percentage rate per annum at which sterling deposits for the relevant Period are offered by such Reference Bank to leading banks in the London Interbank Market at or about 11.00 a.m. (London time) on that day;

F is the rate of charge payable by such Reference Bank to the FSA pursuant to paragraph 2.02/2.03 of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b/2.03b shall be deemed to be zero) and expressed in pounds per pound sterling 1 million of the Fee Base of such Reference Bank;

S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which such Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to such Reference Bank on Special Deposits.

(X,L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

If any Reference Bank fails to notify any such rate to the Agent, the Costs Rate shall be determined on the basis of the rate(s) notified to the Agent by the remaining Reference Bank(s).

The Costs Rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. (London time) on the first day of such period for the duration of such period.

The determination of the Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render either of the above formulae (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Agent (following consultation with the Borrower and an Instructing Group) shall be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

         The terms "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

         "FEE BASE" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

         "FEES REGULATIONS" means, as appropriate, either:

         (a)      the Banking Supervision (Fees) Regulations 1998; or

         (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 1999.

         Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

                                  SCHEDULE 10
                 FORM OF LEGAL OPINION FROM ARRANGERS' ADVISER

To: The Agent and the Lenders (as at the date
    of the Credit Agreement)                                           [Date]


Dear Sirs,

 EMAP plc (the "Company") - Multi-currency Sterling Revolving Credit, Sterling
           Bill Acceptance and Dollar Term Loan Facilities Agreement dated 15th December, 1998 (the "Credit Agreement")

We have received instructions from and participated in discussions with [ ] in connection with the Credit Agreement.

Unless otherwise defined in this opinion, terms defined in the Credit Agreement have the same meaning in this opinion.

For the purposes of this opinion we have examined the following documents:-

(a)      a signed copy of the Credit Agreement;

(b) a certified copy of the memorandum and articles of association and certificate of incorporation of the Company;

(c)      a certified copy of the minutes of a meeting of the board of directors
         of the Company held on [            ] establishing a committee of the
         Board; and

(d)      a certified copy of the minutes of a meeting of the committee of the
         Board of the Company held on [           ].

On [                   ], 1998, we carried out a search of the Company at the
Companies Registry. On [            ], 1998, we made a telephone search of the
Company at the winding-up petitions at the Companies court.

The above are the only documents or records we have examined and the only searches and enquiries we have carried out.

We assume that:

(i)      the Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into the Credit Agreement and will not as a consequence of the entry into and performance of the Credit Agreement, be unable to pay its debts within the meaning of that section;

(ii) no step has been taken to wind up the Company or appoint a receiver in respect of it or any of its assets although the searches of the Companies Registry referred to above give no indication that any winding-up order or appointment of a receiver has been made;

(iii)    all signatures and documents are genuine;

(iv)     all documents are and remain up-to-date;

(v) the correct procedure was carried out at the board and committee meetings referred to in paragraphs (c) and (d) above; for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at each of the meetings;

(vi) any restrictions on borrowings or guarantees in the Company's Articles of Association would not be contravened by the entry into and performance by the Company of the Credit Agreement;

(vii) the Credit Agreement has been duly executed on behalf of the Company by the persons authorised by the resolutions passed at the meetings referred to in paragraph (d) above; and

(viii) the Credit Agreement is a legally binding, valid and enforceable obligation of the parties to it (other than the Company).

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:

(1) STATUS: the Company is a company incorporated with limited liability under the laws of England and is not in liquidation.

(2) POWERS AND AUTHORITY: the Company has the corporate power to enter into and perform the Credit Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of the Credit Agreement.

(3) LEGAL VALIDITY: The Credit Agreement constitutes the legally binding, valid and enforceable obligation of the Company.

(4) NON-CONFLICT: The execution, delivery and performance by the Company of the Credit Agreement to which it is a party will not violate any provision of (i) any existing English law applicable to companies generally, or (ii) the memorandum or articles of association of the Company.

(5) CONSENTS: No authorisations of governmental, judicial or public bodies or authorities in England are required by the Company in connection with the performance, validity or enforceability of the Credit Agreement.

(6) TAXES: All payments due from the Company under the Credit Agreement may be made without deduction of any United Kingdom taxes, if, in the case of any interest, the person that made the Advance to which the interest relates was,

         (a) at the time of making the relevant Advance, a "bank" as defined in section 840A of the Income and Corporation Taxes Act 1988 and the person beneficially entitled to the interest is within the charge to United Kingdom corporation tax as respects that interest at the time the interest is paid; or

         (b) resident in a country with which the United Kingdom has an appropriate double taxation treaty under which that institution is entitled to receive interest without deduction or withholding of UK income tax and in respect of which the Company has received a direction from the UK Inland Revenue enabling it to make payments without deduction or withholding of tax.

(1) REGISTRATION REQUIREMENTS: It is not necessary or advisable to file, register or record the Credit Agreement in any public place or elsewhere in England.

(2) STAMP DUTIES: No stamp, registration or similar tax or charge is payable in England in respect of the Credit Agreement.

This opinion is subject to the following qualifications:

(i) This opinion is subject to all insolvency and other laws affecting the rights of creditors or secured creditors generally.

(ii)     No opinion is expressed on matter of fact.

(iii)    We assume that no foreign law affects the conclusions stated above.

(iv) The term "ENFORCEABLE" means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusively of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.


Yours faithfully,

                                  SCHEDULE 11
                         FORM OF COMPLIANCE CERTIFICATE
                                    EMAP plc

                      Compliance with bank covenants at x
                             December 1998 Facility

Financial Covenant 23(A)

Consolidated Net Worth shall not at any time fall below an amount equal to pound sterling 550,000,000.


Consolidated Net Worth                         x
Minimum threshold                              pound sterling 550 million
FINANCIAL COVENANT 23(B)

In respect of each period of twelve months ending on the dates to which the Parent's half year and annual accounts are made up the ratio of Net Consolidated Borrowings to Consolidated Earnings Before Interest and Tax will not exceed:

         (i)      up to and including 31st March, 2000, 4.00:1;

         (ii)     up to and including 31st March, 2002, 3.75:1; and

         (iii)    thereafter 3.50:1.






Net Consolidated Borrowings: Consolidated Earnings Before Interest and     x : x
Tax

FINANCIAL COVENANT 23(C)

The aggregate of:

(i) Borrowed Monies Indebtedness of the Parent's Subsidiaries that are not Guarantors (excluding inter-company loans from any member of the Group and any Advances or Acceptance Utilisation under the Facilities); and

(ii) the principal amount secured by Encumbrances granted over assets of the Parent or its Subsidiaries (ignoring for this purpose any Permitted Encumbrances within the ambit of paragraphs (a), (b), (f) or (i) of the definition thereof)

shall not at any time exceed 10 per cent. of Consolidated Net Worth at such time.

For this purpose only net Borrowed Monies Indebtedness incurred under any notional pooling scheme to be granted by the Group for the management of the Group's cash resources shall be taken into account and until the Clean-Up Date Borrowed Monies Indebtedness of the Petersen Group in existence at the date of the Agreement shall be ignored.


   Borrowed Monies Indebtedness of Subsidiaries that are not Guarantors        x
   Maximum Threshold                                                           x

FINANCIAL COVENANT 23(D)

In respect of each period of twelve months ending on the dates to which the Parent's half year and annual accounts are made up (the first such period ending on 31st March, 1999), the ratio of Consolidated Earnings Before Interest and Tax to Consolidated Net Interest Payable shall not fall below 3.50:1.






   Consolidated Earnings Before Interest and Tax: Consolidated Net         x : x
   Interest Payable


We confirm (a) the amounts of Consolidated Net Worth, Net Consolidated Borrowings and the aggregate of Borrowed Monies Indebtedness of our Subsidiaries that are not Guarantors (excluding inter-company loans) and the amount secured by Encumbrances as aforesaid, all as the date to which our accounts are drawn
up, being [        ]; (b) the amounts of Consolidated Earnings before Interest and Tax and Consolidated Net Interest Payable, both for the twelve month period ending on the date to which the Parent's accounts were made up; (c) to the extent necessary for monitoring the undertakings set out in Clause 23, the ratios that such amounts bear to each other. Supporting calculations are provided on the attached schedules.



 .........................                 ..........................


DIRECTOR                                  DIRECTOR

                                  SCHEDULE 12
                              NOVATION CERTIFICATE

To: BARCLAYS BANK PLC as Agent

From: [THE EXISTING LENDER] and [THE NEW LENDER] Date:[                 ]



EMAP plc - Multi-currency Sterling Revolving Credit Sterling Bill Acceptance and
        Dollar Term Loan Facilities Agreement dated 15th December, 1998

                               (the "Agreement").

We refer to Clause 28.3 of the Agreement.

- We [ ] (the "EXISTING LENDER") and [ ] (the "NEW LENDER") agree to the Existing Lender and the New Lender novating all of the Existing Lender's Commitment(s) and/or rights and obligations as are referred to in the Schedule in accordance with Clause 28.4 of the Agreement.

- The specified date for the purposes of Clause 28.4(C) of the Agreement is [date of novation].

- The facility office and address for notices of the New Lender for the purposes of Clause 27 of the Agreement are set out in the Schedule.

-        This Novation Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT(S)/RIGHTS AND OBLIGATIONS TO BE NOVATED

[Details of the Commitment(s)/rights and obligations of the Existing Lender to be novated].

[NEW LENDER]

[Facility Office              Address for notices]


[Existing Lender]              [New Lender]                  [BARCLAYS BANK PLC]
By:                            By:                           By:
Date:                          Date:                         Date:

                                  SCHEDULE 13
                                   TIMETABLES

In this Schedule 13:

A         =       Agent

D         =       Acceptance Utilisation Date or Advance Date

D-[x]     =       x Business Days before the relevant Acceptance Utilisation
                  Date or Advance Date

L         =       Lender



                            REVOLVING CREDIT FACILITY


                                                                               TIME
                                                                 -----------------------------------
     CLAUSE                         EVENT                         STERLING        ANY OTHER CURRENCY
   -----------     --------------------------------------        ----------       ------------------
       7.1         A receives Advance Request                        D-1                  D-3
                                                                  3.00 p.m.            3.00 p.m.

       7.1         A notifies Ls of details of Advance               D-1                  D-3
                   Request and amount of each L's                 5.00 p.m.            5.00 p.m.
                   Advance

       8.2         L notifies A that it cannot fund in an             _                   D-2
                   Optional Currency                                                 10:45 a.m.

   Definition      LIBOR fixing                                       D                   D-2
                                                                 11.00 a.m.           11.00 a.m.

        _          A notifies Borrower of LIBOR                       D                   D-2
                                                                 11:30 a.m.           11:30 a.m.

       8.2         A notifies Borrower that Advance will              _                   D-2
                   not be made                                                        11.30 a.m.



                               TERM LOAN FACILITY


                                                                               TIME
                                                                 -----------------------------------
     CLAUSE                         EVENT                         STERLING        ANY OTHER CURRENCY
   -----------     --------------------------------------        ----------       ------------------
       7.1         A receives Advance Request                        D-1                  D-3

     9.3(A)        A receives notice of selection of              3.00 P.M.            3.00 P.M.
                   Interest Period

       7.1         A notifies Ls of details of Advance               D-1                  D-3
                   Request/Interest Period and (in case of

     9.3(A)        Clause 7.1) amount of each L's                 5.00 P.M.            5.00 P.M.
                   Advance

       8.2         L notifies A that it cannot fund in an             _                   D-2
                   Optional Currency                                                   9.30 A.M.

   DEFINITION      LIBOR fixing                                       D                   D-2
                                                                 11.00 A.M.           11.00 A.M.

        _          A notifies Borrower of LIBOR                       D                   D-2
                                                                 11:30 A.M.           11:30 A.M.

       8.2         A notifies Borrower that Advance will              _                   D-2
                   not be made                                                        11.30 A.M.

                      BILL ACCEPTANCE FACILITY - CLAUSE 12


     CLAUSE                                 EVENT                                   TIME
     ------        -------------------------------------------------------       ----------
      12.1         A receives Acceptance Utilisation Request                         D-1
                                                                                  3.00 P.M.

      12.3         A notifies LS of details of Acceptance Utilisation                D-1
                   Request and Bills to be accepted by each L                     5.00 P.M.


      12.4         IF applicable, L notifies A of election to make a                  D
                   Revolving Advance                                             10.30 A.M.


      12.7         IF applicable, L notifies A that A will not be required            D
                   to discount Bills                                             10.30 A.M.




      12.5         A elects whether or not to purchase any Bills                D
                                                                            11.00 A.M.



   DEFINITION      Eligible Bill Discount Rate fixing                            D
                                                                             11.00 A.M.

      12.4         If applicable, LIBOR fixing                                   D
                                                                             11.00 A.M.

      12.3         A notifies the Borrower and relevant Ls of Eligible           D
                   Bill Discount Rate                                        11.30 A.M.


      12.3         If applicable, A delivers Bills to Ls                          D
                                                                                noon

                                   SIGNATURES
Parent

EMAP PLC

Address:           1 Lincoln Court, Lincoln Road, Peterborough PE1 2RF

Telephone Number:  01733 568900

Fax Number:        01733 562636

Attention:         Group Treasurer



By:
Name: Derek Wolmsley

Position: Company Secretary

LENDERS



BARCLAYS BANK PLC

Address:          54 Lombard Street, London

Telephone Number: 0171 699 5000

Fax Number:       0171 699 3717

Attention:        Large Corporate Banking (f.a.o. Ian Moseley)

By:

Name: Ian Moseley

Position: Relationship Director

DEN DANSKE BANK AKTIESELSKAB

Address:          75 King William Street, London EC4N 7DT

Telephone Number: 0171 410 8000

Fax Number:       0171 410 8001

Attention:        Kieran Ryan/Alan Pettigrew



By:
Name:             D W Roberts                       Kieran P Ryan

Position:         Head of Syndications              Manager, Syndications



DEUTSCHE BANK AG LONDON

Address:          6 Bishopsgate, London EC2

Telephone Number: 0171 545 7130

Fax Number:       0171 545 4638 or 4924

Attention:        Roger Penn, Credit Administration

By:

Name:             S K Malone                        J Burgess

Position:         Senior Associate Director         Director

ARRANGERS

BARCLAYS CAPITAL

Address:          5 The North Colonnade, Canary Wharf, London E14 4BB

Telephone Number: 0171 623 2323

Fax Number:       0171 773 4894

Attention:        Global Syndications and Loan Distribution

By:
Name: S. A. Boylan

Position: Director



DEN DANSKE BANK AKTIESELSKAB

Address:           75 King William Street, London EC4N 7DT

Telephone Number:  0171 410 8000

Fax Number:        0171 410 8001

Attention:         Kieran Ryan/Alan Pettigrew



By:
Name:             D W Roberts                       Kieran P Ryan

Position:         Head of Syndications              Manager, Syndications



DEUTSCHE BANK AG LONDON

Address:          6 Bishopsgate, London EC2

Telephone Number: 0171 545 7130

Fax Number:       0171 545 4638 or 4924

Attention:        Roger Penn, Credit Administration

By:

Name:             S K Malone                        J Burgess

Position:         Senior Associate Director         Director

AGENT

BARCLAYS BANK PLC

Address:           5 The North Colonnade, Canary Wharf, London E14 4BB

Telephone Number:  0171 623 2323

Fax Number:        0171 773 6087

Attention:         GSU re: Emap plc

By:

Name: S. A. Boylan

Position: Director